Exhibit 99.1
EARNINGS RELEASE AND SUPPLEMENTAL INFORMATION - Unaudited
Fourth Quarter 2008

OVERVIEW:	Section I
Earnings Release	1.1
Overview	1.5

FINANCIAL STATEMENTS:	Section II
Consolidated Balance Sheets	2.1
Consolidated Statements of Operations	2.2
Consolidated Statements of Funds From Operations (FFO)	2.3
Reconciliations of Net Earnings (Loss) to FFO and EBITDA	2.4
Calculation of Per Share Amounts	2.5
Summary of Assets Held for Sale	2.6

DIRECT OWNED:	Section III
Operating Properties	3.1
Development Portfolio	3.2
Investing Activity	3.3
CDFS Disposition Proceeds	3.4
Development Activity	3.5

INVESTMENT MANAGEMENT:	Section IV
ProLogis’ Investments in Unconsolidated Investees	4.1
Operating Portfolio	4.2
Summarized Financial Information of Property Funds	4.3
Investing and Financing Activity	4.5

OPERATING STATISTICS:	Section V
Direct Owned Leasing and Capital Expenditure Information	5.1
Investment Management Leasing and Capital Expenditure Information	5.2
Same Store Analysis and Top Customers	5.3
Geographic Distribution	5.4

DEBT AND OTHER:	Section VI
ProLogis Debt Summary	6.1
ProLogis Debt Analysis	6.2
Property Fund Debt Summary	6.3
ProLogis Debt Covenant Ratios	6.4
Components of Net Asset Value for ProLogis	6.5

NOTES AND DEFINITIONS:
Notes to Supplemental Information	Appendix A
Definitions	Appendix B
Executive Office Address • 4545 Airport Way • Denver, CO 80239 • +1 (303) 567-5000

PROLOGIS REPORTS FOURTH QUARTER AND FULL-YEAR 2008 RESULTS
– FFO, Excluding Significant Non-cash Items, In line with Guidance –
– Closes Asia Transaction –
– First Quarter Dividend to be Paid in Cash –
– Company Outlines Expectations for 2009 Results –
Denver, Colo. – February 9, 2009 – ProLogis (NYSE: PLD), a leading global provider of distribution facilities, today reported funds from operations as defined by ProLogis (FFO), excluding significant non-cash items, of $3.68 per diluted share for the year ended December 31, 2008, compared with $4.61 per share in 2007. FFO, including significant non-cash items, was $0.68 per share, compared with $4.61 in 2007. For 2008, the company reported a net loss of $1.65 per diluted share, compared with net earnings of $3.94 in 2007.
For the fourth quarter ended December 31, 2008, FFO, excluding significant non-cash items, was $0.61 per share, compared with $0.79 in 2007. FFO, including significant non-cash items, for the fourth quarter of 2008 was a net loss of $2.43 per diluted share, compared with a net gain of $0.79 in the fourth quarter of 2007. The company reported a net loss of $3.34 per diluted share for the fourth quarter of 2008, compared with net earnings of $0.43 per diluted share for the fourth quarter of 2007.
“After a thorough review of the assets on our balance sheet and in our unconsolidated investees, we recognized impairment charges where appropriate, given the current economic climate and our long-term intent for the properties,” said Walter C. Rakowich, chief executive officer. “Excluding these adjustments, our results were in line with expectations, and these non-cash charges do not affect our liquidity or our conviction in the long-term value of our global portfolio.”
Fundamentals Held Up in Fourth Quarter but Now Seeing Softening
“Our operating fundamentals held up reasonably well in the fourth quarter, with essentially flat same-store net operating income, stable levels of leasing activity and above-average customer retention, despite a decrease in activity levels toward the end of the year,” Rakowich added.
“Companies are dealing with capital limitations and the uncertainties of the current economic environment and are therefore hesitant to incur the cost to relocate their facilities. As a result, our customer retention is healthy, but lease-up of newly developed inventory space is tepid. Fortunately, most markets are not significantly oversupplied, and new development deliveries in 2009 are expected to be at the lowest level in decades. We continue to closely monitor market conditions and believe that the quality of our people and strength of our customer relationships will help us maintain better leasing levels than overall market averages during these difficult times.”
Disposition and Contribution Activity Supports De-leveraging Goal
In November 2008, ProLogis outlined a series of actions to achieve a reduction of roughly $2 billion in direct debt during 2009. The plan includes reducing the company’s development pipeline through fund contributions, asset sales and a halt in all but previously committed development starts.
Section I – Overview
Page 1.1

During the fourth quarter, ProLogis completed total dispositions with aggregate proceeds of $1.33 billion, including contributions to ProLogis property funds of $1.25 billion. Ted R. Antenucci, chief investment officer, said, “We pulled several development projects in the fourth quarter that were previously included in our year-to-date new construction starts, resulting in a reduction of over $345 million. For the full year, new development starts were just $2.1 billion in 2008, down by more than half from our initial expectation of $4.4 to $4.8 billion, in light of the rapidly deteriorating economic environment in the fourth quarter of 2008.
“While we have an additional $885 million of costs associated with completing and leasing our development pipeline, we do not anticipate significant commitments beyond that level because we intend to pursue development management opportunities and projects funded by venture partners that enable us to leverage our development infrastructure and monetize land. Between the reduction in new development spending, the sale of our China operations and 2008 disposition activity, we have reduced our development pipeline to just over $5 billion, from nearly $8 billion at the end of the third quarter.”
Summary of Impairments and Non-cash Adjustments
In total, the company recorded impairments and non-cash adjustments of approximately $811 million.
Components of the non-cash charges recognized in the fourth quarter are as follows:
•	Impairment of goodwill and other assets of $320.6 million;

•	Impairment of land and operating properties of $274.7 million;

•	Impairment related to assets held for sale – China operations of $198.2 million;

•	ProLogis’ share of losses and impairments in property funds of $108.2 million; and

•	Gain on early extinguishment of debt of $90.7 million.
The company also recognized a charge of $26.4 million, or $0.10 per diluted share, in the fourth quarter related to its reduction in workforce. This amount is reflected in FFO, excluding significant non-cash items.
Asia Transaction Closed
Additionally, the company said that it has closed the previously announced sale of its operations in China and property fund interests in Japan to affiliates of GIC Real Estate (GIC RE), the real estate investment arm of the Government of Singapore Investment Corporation. Total cash consideration for the transaction is $1.3 billion, which will be used to reduce debt and for general corporate purposes. The funding will occur in two phases; $500 million was received by ProLogis upon closing and the remaining $800 million will be funded upon completion of year-end audits of certain entities, which the company expects to provide as soon as possible, but no later than early in the second quarter.
GIC RE has assumed all liabilities associated with the properties acquired. In addition, GIC RE will reimburse ProLogis approximately $45 million of development funding expended by the company in China since November 1, 2008.
While the impairment charge of $198 million associated with the sale of the company’s China operations is included in the non-cash charges taken in 2008 outlined above, the gain of approximately $140 million associated with the sale of the company’s property fund interests in Japan will be recognized in 2009. As a result of the Asia transaction, ProLogis’ development pipeline is reduced by $1.0 billion, including over $200 million in costs to complete development of the assets previously owned directly and within ProLogis’ development joint ventures in China.
First Quarter Dividend to be Paid in Cash
William E. Sullivan, chief financial officer, added, “With our recently closed sale of certain Asian operations for $1.3 billion and other initiatives, we are making significant progress toward our de-leveraging goal. Additionally, the ProLogis Board has declared the company’s first quarter dividend of $0.25 per common share, which will be paid in cash.”
Section I – Overview
Page 1.2

The company noted that it is the ProLogis Board’s intent to pay regular quarterly dividends in cash; however, it reserves the right to review this decision in light of overall credit availability and the company’s liquidity position each quarter. The $0.25 per share first quarter common dividend will be payable on February 27, 2009, to shareholders of record on February 19, 2009.
Business Drivers Support 2009 Guidance
Additionally, the company provided revised 2009 guidance of $1.85 to $2.05 in FFO per share and $1.05 to $1.15 in earnings per share. “With economic weakness anticipated to persist through 2009, we are focused on our core industrial business in our existing markets. Our guidance reflects that focus; however, sizeable asset sales or other corporate actions could alter our expectations, which we will reflect in future guidance,” Sullivan added.
For details on the key business drivers and assumptions that support the company’s 2009 guidance, please use this link http://ir.prologis.com/investors/business_drivers.cfm or visit the company’s website at http://ir.prologis.com.
Selected Financial and Operating Information
•	Same-store net operating income in the quarter was essentially flat. Average full-year, same-store net operating income grew by 1.62 percent with a 0.84 percent increase in same-store leasing and 2.81 percent same-store rent growth on turnovers.

•	Reported leasing of 94.7 percent in the direct owned, non-development portfolio,compared with 95.2 percent at December 31, 2007.

•	Recycled a total of $4.9 billion of capital through contributions and dispositions during the year. Post-deferral, post-tax margins for all CDFS dispositions averaged 10.6 percent for the fourth quarter and 16.0 percent for full year 2008.

•	Grew income from ProLogis’ Investment Management business by 20.7 percent, to $306.6 million for the year, before our share of losses in ProLogis European Properties, compared with $254.1 million in 2007.

•	Ended the year with total liquidity of $1.25 billion, including cash and availability under the company’s global lines of credit.
Copies of ProLogis’ fourth quarter/year-end 2008 supplemental information will be available from the company’s website at http://ir.prologis.com. The supplemental information also is available on the SEC’s website at http://www.sec.gov. The related conference call will be available via a live webcast on the company’s website at http://ir.prologis.com at 10:00 a.m. Eastern Time on Tuesday, February 10, 2009. A replay of the webcast will be available on the company’s website until February 24, 2009. Additionally, a podcast of the company’s conference call will be available on the company’s website as well as on the REITCafe website located at http://www.REITcafe.com.
About ProLogis
ProLogis is a leading global provider of distribution facilities, with more than 475 million square feet of industrial space (44 million square meters) in markets across North America, Europe and Asia. The company leases its industrial facilities to more than 4,000 customers, including manufacturers, retailers, transportation companies, third-party logistics providers and other enterprises with large-scale distribution needs. For additional information about the company, go to www.prologis.com.
The statements above that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations, estimates and
Section I – Overview
Page 1.3

projections about the industry and markets in which ProLogis operates, management’s beliefs and assumptions made by management, they involve uncertainties that could significantly impact ProLogis’ financial results. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to rent and occupancy growth, development activity and changes in sales or contribution volume of developed properties, general conditions in the geographic areas where we operate and the availability of capital in existing or new property funds — are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) national, international, regional and local economic climates, (ii) changes in financial markets, interest rates and foreign currency exchange rates, (iii) increased or unanticipated competition for our properties, (iv) risks associated with acquisitions, (v) maintenance of real estate investment trust (“REIT”) status, (vi) availability of financing and capital, (vii) changes in demand for developed properties, and (viii) those additional factors discussed in “Item 1A. Risk Factors” of ProLogis’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 and in “Item 1A —Risk Factors” in ProLogis’ Annual Report on Form 10-K for the year ended December 31, 2007. ProLogis undertakes no duty to update any forward-looking statements appearing in this press release.

Investor Relations	Media	Financial Media
Melissa Marsden	Krista Shepard	Suzanne Dawson
303-567-5622	303-567-5907	Linden Alschuler & Kaplan, Inc
mmarsden@prologis.com	kshepard@prologis.com	212-329-1420
sdawson@lakpr.com
Section I – Overview
Page 1.4

Fourth Quarter 2008
Overview

(in thousands, except per share amounts)
 Summary of Results

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007

Revenues (page 2.2)	$1,492,246	$794,803	$5,654,826	$6,188,672

Net earnings (loss) (page 2.2) (a)	$(887,065)	$113,278	$(432,196)	$1,048,917
Net earnings (loss) per share - Diluted (page 2.5) (a)	$(3.34)	$0.43	$(1.65)	$3.94

FFO, including significant non-cash items (page 2.3) (a)	$(645,929)	$211,235	$180,870	$1,227,008
Add (deduct) significant non-cash items (page 2.4):
Impairment of goodwill and other assets	320,636	-	320,636	-
Impairment related to assets held for sale - China operations	198,236	-	198,236	-
Impairment of real estate properties	274,705	-	274,705	-
Our share of the loss/impairment recorded by PEPR	108,195	-	108,195	-
Gain on early extinguishment of debt	(90,719)	-	(90,719)	-

Total adjustments for significant non-cash items	811,053	-	811,053	-

FFO, excluding significant non-cash items (page 2.4) (a)	$165,124	$211,235	$991,923	$1,227,008

FFO per share - Diluted, including significant non-cash items (page 2.5) (a)	$(2.43)	$0.79	$0.68	$4.61
Add back - summarized significant non-cash adjustments - per share	3.04	-	3.00	-

FFO per share - Diluted, excluding significant non-cash items (page 2.5) (a)	$0.61	$0.79	$3.68	$4.61

Distributions per common share (b)	$0.5175	$0.45	$2.07	$1.80

 Assets Owned and Under Management

	December 31,	September 30,	June 30,	March 31,	December 31,
	2008 (c)	2008	2008	2008	2007
Direct owned - investment balance:
Industrial properties:
Core (page 3.1)	$7,925,019	$7,971,994	$8,264,619	$8,316,319	$8,149,392
Completed development (page 3.2)	3,031,449	3,384,924	2,722,284	2,911,397	2,850,687
Properties under development (page 3.2)	1,163,610	1,871,141	2,122,533	1,906,335	1,986,285
Land held for development (page 3.5)	2,481,216	2,712,379	2,477,318	2,374,544	2,152,960
Retail and mixed use properties (page 3.1)	358,992	330,681	339,356	336,996	336,279
Land subject to ground leases and other	424,489	404,422	445,975	481,705	450,923
Other investments	321,397	610,043	733,895	639,617	652,319

Subtotal: direct owned	15,706,172	17,285,584	17,105,980	16,966,913	16,578,845

Investment management - investment balance (d):
Industrial properties (page 4.2):
Property funds	24,722,094	22,716,049	22,526,252	21,039,292	19,118,182
Other investees	31,762	247,271	185,595	167,186	218,316

Subtotal: investment management	24,753,856	22,963,320	22,711,847	21,206,478	19,336,498

Total assets owned and under management	$40,460,028	$40,248,904	$39,817,827	$38,173,391	$35,915,343

(a)	These amounts are attributable to common shares.

(b)	The annual distribution rate for 2008 was $2.07 per common share. In November 2008, the Board of Trustees set the distribution for 2009 at $1.00 per common share, subject to market conditions and Real Estate Investment Trust (“REIT”) distribution requirements. The payment of common share distributions and its composition between cash and stock is dependent upon our financial condition and operating results and may be adjusted at the discretion of the Board of Trustees during the year.

(c)	Amounts exclude our China operations, which are classified as held for sale at December 31, 2008.

(d)	Amounts represent the entity’s basis in the property, not our proportionate share.
See Appendix A for a description of changes in our operating segments and the presentation of our segments in this supplemental report, and Appendix B for definitions that are used throughout this report.
Section I - Overview
Page 1.5

Fourth Quarter 2008
Overview - continued

(in thousands, except percentages)
 Summary of Portfolio

	December 31, 2008	December 31, 2007 (a)
Square feet owned and under management:
Direct Owned:
Industrial properties:
Core (page 3.1)	154,947	161,105
Completed development (pages 3.1 and 3.2)	40,763	38,634
Properties under development (page 3.2)	19,837	41,207
Retail and mixed use properties (page 3.1)	1,404	1,282
Investment management - industrial properties (page 4.2)	297,665	245,974

Total square feet owned and under management	514,616	488,202

	As of December 31, 2008

	Core Portfolio	Development Portfolio

Direct owned industrial - square feet by continent at December 31, 2008:
North America	152,951	16,845
Europe	1,785	18,147
Asia	211	5,771

Total square feet	154,947	40,763

Leasing and Development Activity
	December 31, 2008	December 31, 2007 (a)

Leased %
Direct owned:
Core industrial properties (page 3.1)	92.16%	93.23%
Retail and mixed use properties (page 3.1)	94.48%	94.01%
Investment management- industrial properties (page 4.2)	96.01%	96.45%

Total weighted average leased % - non-development portfolio	94.69%	95.17%
Direct owned - completed development industrial properties (page 3.1)	43.50%	56.36%

Total weighted average leased % - operating portfolio	90.47%	91.82%
Direct owned industrial properties under development (page 3.2)	37.21%	27.76%

Total weighted average leased %	88.42%	86.41%

Leasing activity - total portfolio (sq. ft.) - year to date (pages 5.1 and 5.2)	121,497	108,635

Development starts - year to date (page 3.5)	$2,060,665	$3,839,529

CDFS disposition proceeds - year to date (pages 3.3 and 3.4)	$4,828,888	$5,436,562

(a)	As of December 31, 2008 our China operations are classified as held for sale and, therefore, not included in any of our disclosures at period-end. See note 1 to Section II in Appendix A for more information. For comparative purposes, we have presented the information here for December 31, 2007 without China.
Section I - Overview
Page 1.6

Fourth Quarter 2008
Consolidated Balance Sheets

(in thousands, except per share data)

	December 31,	December 31,
	2008 (1)	2007

Assets:
Investments in real estate assets:
Industrial properties:
Core	$7,925,019	$8,149,392
Completed development	3,031,449	2,850,687
Properties under development	1,163,610	1,986,285
Land held for development	2,481,216	2,152,960
Retail and mixed use properties	358,992	336,279
Land subject to ground leases and other	424,489	450,923
Other investments	321,397	652,319

	15,706,172	16,578,845
Less accumulated depreciation	1,583,299	1,368,458

Net investments in real estate assets	14,122,873	15,210,387

Investments in and advances to unconsolidated investees:
Property funds	1,957,977	1,755,113
Other investees	312,016	590,164

Total investments in and advances to unconsolidated investees	2,269,993	2,345,277

Cash and cash equivalents	174,636	399,910
Accounts and notes receivable	244,778	340,039
Other assets	1,129,182	1,408,814
Discontinued operations - assets held for sale (1)	1,310,754	19,607

Total assets	$19,252,216	$19,724,034

Liabilities and Shareholders’ Equity:
Liabilities:
Debt	$11,007,636	$10,506,068
Accounts payable and accrued expenses	658,868	933,075
Other liabilities	751,238	769,408
Discontinued operations - assets held for sale (1)	389,884	424

Total liabilities	12,807,626	12,208,975

Minority interest	19,878	78,661

Shareholders’ equity:
Series C preferred shares at stated liquidation preference of $50 per share	100,000	100,000
Series F preferred shares at stated liquidation preference of $25 per share	125,000	125,000
Series G preferred shares at stated liquidation preference of $25 per share	125,000	125,000
Common shares at $.01 par value per share	2,670	2,577
Additional paid-in capital	6,688,615	6,412,473
Accumulated other comprehensive (loss) income	(29,374)	275,322
(Distributions in excess of net earnings) retained earnings	(587,199)	396,026

Total shareholders’ equity	6,424,712	7,436,398

Total liabilities and shareholders’ equity	$19,252,216	$19,724,034

See Appendix A for note references
Section II - Financial Statements
Page 2.1

Fourth Quarter 2008
Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007

Revenues:
Rental income (2)	$239,107	$253,798	$1,002,493	$1,052,219
CDFS disposition proceeds:
Developed and repositioned properties	1,192,935	438,296	4,206,446	2,530,377
Acquired property portfolios	18,781	68,240	289,019	2,475,035
Property management and other fees and incentives	33,815	32,040	131,011	104,719
Development management and other income	7,608	2,429	25,857	26,322

Total revenues	1,492,246	794,803	5,654,826	6,188,672

Expenses:
Rental expenses	73,236	69,070	325,049	284,421
Cost of CDFS dispositions:
Developed and repositioned properties	1,083,272	346,931	3,547,500	1,835,274
Acquired property portfolios	18,781	68,240	289,019	2,406,426
General and administrative (3)	43,592	53,602	204,300	193,204
Reduction in workforce (3)	23,131	-	23,131	-
Impairment of real estate properties (4)	274,705	-	274,705	12,600
Depreciation and amortization (5)	103,290	81,835	339,491	302,413
Other expenses	17,446	3,479	28,104	12,363

Total expenses	1,637,453	623,157	5,031,299	5,046,701

Operating income (loss)	(145,207)	171,646	623,527	1,141,971

Other income (expense):
Earnings (loss) from unconsolidated property funds, net (6)	(105,024)	12,997	(69,116)	94,453
Earnings (loss) from other unconsolidated investees, net	914	(1,424)	13,342	4,573
Interest expense (7)	(88,737)	(81,087)	(341,305)	(368,512)
Impairment of goodwill and other assets (4)	(320,636)	-	(320,636)	-
Gain on early extinguishment of debt (8)	90,719	-	90,719	-
Interest and other income, net	2,526	331	16,522	32,129

Total other income (expense)	(420,238)	(69,183)	(610,474)	(237,357)

Earnings (loss) before minority interest	(565,445)	102,463	13,053	904,614
Minority interest share in income	(172)	(1,403)	(3,837)	(4,814)

Earnings (loss) before certain net gains	(565,617)	101,060	9,216	899,800
Gains recognized on dispositions of certain non-CDFS business assets (9)	5,853	1,293	11,668	146,667
Foreign currency exchange gains (losses), net (10)	(115,303)	(3,141)	(148,281)	8,132

Earnings (loss) before income taxes	(675,067)	99,212	(127,397)	1,054,599

Income taxes:
Current income tax expense	15,726	8,768	63,441	66,339
Deferred income tax expense (benefit)	(14,834)	(5,090)	4,570	516

Total income taxes	892	3,678	68,011	66,855

Earnings (loss) from continuing operations	(675,959)	95,534	(195,408)	987,744
Discontinued operations:
Income (loss) attributable to assets held for sale and disposed properties (1)(11)	(15,626)	3,874	(32,630)	5,099
Impairment related to assets held for sale - China operations (1)	(198,236)	-	(198,236)	-
Gains recognized on dispositions:
Non-CDFS business assets	1,557	14,044	9,718	52,776
CDFS business assets	7,551	6,184	9,783	28,721

Total discontinued operations	(204,754)	24,102	(211,365)	86,596

Net earnings (loss)	(880,713)	119,636	(406,773)	1,074,340
Less preferred share dividends	6,352	6,358	25,423	25,423

Net earnings (loss) attributable to common shares	$(887,065)	$113,278	$(432,196)	$1,048,917

Weighted average common shares outstanding - Basic	265,898	258,110	262,729	256,873
Weighted average common shares outstanding - Diluted	265,898	268,293	262,729	267,226

Net earnings (loss) per share attributable to common shares - Basic:
Continuing operations	$(2.57)	$0.35	$(0.85)	$3.74
Discontinued operations	(0.77)	0.09	(0.80)	0.34

Net earnings (loss) per share attributable to common shares - Basic	$(3.34)	$0.44	$(1.65)	$4.08

Net earnings (loss) per share attributable to common shares - Diluted (page 2.5):
Continuing operations	$(2.57)	$0.34	$(0.85)	$3.62
Discontinued operations	(0.77)	0.09	(0.80)	0.32

Net earnings (loss) per share attributable to common shares - Diluted	$(3.34)	$0.43	$(1.65)	$3.94

See Appendix A for note references
Section II - Financial Statements
Page 2.2

Fourth Quarter 2008
Consolidated Statements of Funds From Operations (FFO)

(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007

Revenues:
Rental income	$249,778	$259,781	$1,035,335	$1,079,960
CDFS disposition proceeds:
Developed and repositioned properties	1,239,378	470,772	4,271,786	2,736,151
Acquired property portfolios	18,781	68,240	372,667	2,475,035
Property management and other fees and incentives	34,466	32,040	132,038	104,719
Development management and other income	7,822	2,734	26,344	26,670

Total revenues	1,550,225	833,567	5,838,170	6,422,535

Expenses:
Rental expenses	79,488	70,432	343,192	292,064
Cost of CDFS dispositions:
Developed and repositioned properties	1,123,320	375,836	3,605,923	2,018,523
Acquired property portfolios	18,781	68,240	372,667	2,406,426
General and administrative (3)	52,498	57,585	226,021	204,558
Reduction in workforce (3)	26,431	-	26,431	-
Impairment of real estate properties (4)	274,705	-	274,705	12,600
Depreciation of corporate assets	4,177	2,885	16,332	10,882
Other expenses	21,400	3,479	33,192	12,363

Total expenses	1,600,800	578,457	4,898,463	4,957,416

	(50,575)	255,110	939,707	1,465,119

Other income (expense):
FFO from unconsolidated property funds (6)	(62,039)	45,600	66,415	149,400
FFO from other unconsolidated investees	858	6,307	6,162	18,991
Interest expense	(89,109)	(80,810)	(341,696)	(368,065)
Impairment related to assets held for sale - China operations (1)	(198,236)	-	(198,236)	-
Impairment of goodwill and other assets (4)	(320,636)	-	(320,636)	-
Gain on early extinguishment of debt (8)	90,719	-	90,719	-
Interest and other income, net	3,724	1,479	20,806	34,001
Foreign currency exchange gains (losses), net	723	2,559	(7,009)	24,299
Current income tax expense (12)	(16,727)	(9,400)	(56,170)	(65,311)

Total other income (expense)	(590,723)	(34,265)	(739,645)	(206,685)

FFO, including significant non-cash items	(641,298)	220,845	200,062	1,258,434

Less preferred share dividends	6,352	6,358	25,423	25,423
Less minority interest share in income (loss)	(1,721)	3,252	(6,231)	6,003

FFO attributable to common shares, including significant non-cash items	$(645,929)	$211,235	$180,870	$1,227,008

Adjustments for significant non-cash items (page 2.4)	811,053	-	811,053	-

FFO attributable to common shares, excluding significant non-cash items	$165,124	$211,235	$991,923	$1,227,008

Weighted average common shares outstanding - Basic	265,898	258,110	262,729	256,873

FFO per share attributable to common shares, including significant non-cash items:
Basic	$(2.43)	$0.82	$0.69	$4.78

Diluted (page 2.5)	$(2.43)	$0.79	$0.68	$4.61

FFO per share attributable to common shares, excluding significant non-cash items:
Basic	$0.62	$0.82	$3.78	$4.78

Diluted (page 2.5)	$0.61	$0.79	$3.68	$4.61

See Appendix A for note references
Section II - Financial Statements
Page 2.3

Fourth Quarter 2008
Reconciliations of Net Earnings (Loss) to FFO and EBITDA

(in thousands)
 Reconciliation of net earnings (loss) to FFO, including significant non-cash items

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007

Net earnings (loss) (a)	$(887,065)	$113,278	$(432,196)	$1,048,917
Add (deduct) NAREIT defined adjustments:
Real estate related depreciation and amortization	99,113	78,950	323,159	291,531
Adjustments to gains on CDFS dispositions for depreciation	(1,156)	(2,613)	(2,866)	(6,196)
Gains recognized on dispositions of certain non-CDFS business assets	(5,806)	(1,293)	(11,620)	(146,667)
Reconciling items attributable to discontinued operations (11):
Gains recognized on dispositions of non-CDFS business assets	(1,557)	(14,044)	(9,718)	(52,776)
Real estate related depreciation and amortization	3,157	2,586	11,485	9,454

Total discontinued operations	1,600	(11,458)	1,767	(43,322)
Our share of reconciling items from unconsolidated investees:
Real estate related depreciation and amortization	51,159	35,357	155,067	99,026
Gains on dispositions of non-CDFS business assets	(329)	(1,181)	(492)	(35,672)
Other amortization items	(3,337)	(2,355)	(15,840)	(8,731)

Total unconsolidated investees	47,493	31,821	138,735	54,623

Total NAREIT defined adjustments	141,244	95,407	449,175	149,969

Subtotal-NAREIT defined FFO	(745,821)	208,685	16,979	1,198,886

Add (deduct) our defined adjustments:
Foreign currency exchange losses, net	117,145	4,789	144,364	16,384
Current income tax expense (12)	-	-	9,656	3,038
Deferred income tax expense (benefit)	(15,406)	(5,160)	4,073	550

Our share of reconciling items from unconsolidated investees:
Foreign currency exchange losses (gains), net	(82)	(4,005)	2,331	1,823
Unrealized losses on derivative contracts, net	18,007	-	23,005	-
Deferred income tax expense (benefit)	(19,772)	6,926	(19,538)	6,327

Total unconsolidated investees	(1,847)	2,921	5,798	8,150

Total our defined adjustments	99,892	2,550	163,891	28,122

FFO, including significant non-cash items (a)	$(645,929)	$211,235	$180,870	$1,227,008

 Reconciliation of FFO, including significant non-cash items, to FFO, excluding significant non-cash items

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007

FFO, including significant non-cash items (a)	$(645,929)	$211,235	$180,870	$1,227,008
Add (deduct) significant non-cash items:
Impairment of goodwill and other assets (4)	320,636	-	320,636	-
Impairment related to assets held for sale - China operations (1)	198,236	-	198,236	-
Impairment of real estate properties (4)	274,705	-	274,705	-
Our share of the loss/impairment recorded by PEPR (6)	108,195	-	108,195	-
Gain on early extinguishment of debt (8)	(90,719)	-	(90,719)	-

Total adjustments for significant non-cash items	811,053	-	811,053	-

FFO, excluding significant non-cash items (a)	$165,124	$211,235	$991,923	$1,227,008

 Reconciliation of FFO, excluding significant non-cash items, to EBITDA

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007

FFO, excluding significant non-cash items (a)	$165,124	$211,235	$991,923	$1,227,008
Interest expense	89,109	80,810	341,696	368,065
Depreciation of corporate assets	4,177	2,885	16,332	10,882
Current income tax expense included in FFO	16,727	9,400	56,170	65,311
Adjustments to CDFS gains on dispositions for interest capitalized	12,637	11,036	57,632	43,669
Preferred share dividends	6,352	6,358	25,423	25,423
Reconciling items attributable to discontinued operations	372	(277)	391	(447)
Impairment charges	-	659	-	13,259
Share of reconciling items from unconsolidated investees	33,812	43,393	173,900	127,558

Earnings before interest, taxes, depreciation and amortization (EBITDA)	$328,310	$365,499	$1,663,467	$1,880,728

See Consolidated Statements of Operations on Page 2.2 and Consolidated Statements of FFO on Page 2.3.
See Appendix A for note references

(a)	Attributable to common shares.
Section II - Financial Statements
Page 2.4

Fourth Quarter 2008
Calculation of Per Share Amounts

(in thousands, except per share amounts)
 Net Earnings (Loss) Per Share

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007

Net earnings (loss) - Basic (a)	$(887,065)	$113,278	$(432,196)	$1,048,917
Minority interest attributable to convertible limited partnership units (b)	-	1,404	-	4,813

Adjusted net earnings (loss) - Diluted (a)	$(887,065)	$114,682	$(432,196)	$1,053,730

Weighted average common shares outstanding - Basic	265,898	258,110	262,729	256,873
Incremental weighted average effect of conversion of limited partnership units (b)	-	5,053	-	5,078
Incremental weighted average effect of stock awards (b)	-	5,130	-	5,275

Weighted average common shares outstanding - Diluted	265,898	268,293	262,729	267,226

Net earnings (loss) per share - Diluted (a)	$(3.34)	$0.43	$(1.65)	$3.94

 FFO Per Share, including significant non-cash items

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007

FFO - Basic, including significant non-cash items (a)	$(645,929)	$211,235	$180,870	$1,227,008
Minority interest attributable to convertible limited partnership units (b)	-	1,404	-	4,813

FFO - Diluted, including significant non-cash items (a)	$(645,929)	$212,639	$180,870	$1,231,821

Weighted average common shares outstanding - Basic	265,898	258,110	262,729	256,873
Incremental weighted average effect of conversion of limited partnership units (b)	-	5,053	-	5,078
Incremental weighted average effect of stock awards (b)	-	5,130	3,372	5,275

Weighted average common shares outstanding - Diluted	265,898	268,293	266,101	267,226

FFO per share - Diluted, including significant non-cash items (a)	$(2.43)	$0.79	$0.68	$4.61

 FFO Per Share, excluding significant non-cash items

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007

FFO - Basic, including significant non-cash items (a)	$(645,929)	$211,235	$180,870	$1,227,008
Adjustments for significant non-cash items (see page 2.4)	811,053	-	811,053	-
Minority interest attributable to convertible limited partnership units	172	1,404	3,837	4,813

FFO - Diluted, excluding significant non-cash items (a)	$165,296	$212,639	$995,760	$1,231,821

Weighted average common shares outstanding - Basic	265,898	258,110	262,729	256,873
Incremental weighted average effect of conversion of limited partnership units	2,551	5,053	4,447	5,078
Incremental weighted average effect of stock awards	1,527	5,130	3,372	5,275

Weighted average common shares outstanding - Diluted	269,976	268,293	270,548	267,226

FFO per share - Diluted, excluding significant non-cash items (a)	$0.61	$0.79	$3.68	$4.61

(a)	Attributable to common shares.

(b)	During a loss period, the impact from convertible partnership units and stock awards are not included as the impact is anti-dilutive.
Section II - Financial Statements
Page 2.5

Fourth Quarter 2008
Summary of Assets Held for Sale

(in thousands)
 Balance Sheet - Assets Held for Sale
The following is a summary of the assets held for sale, which include our China operations and one building in Japan. See note 1 to Section II in Appendix A.

December 31, 2008
Assets - discontinued operations - assets held for sale:
Investments in real estate assets:
Completed industrial properties	$471,221
Properties under development	225,971
Land held for development	245,965
Other investments	147,356

1,090,513
Accumulated depreciation	(15,463)

Net investments in real estate assets	1,075,050
Investments in and advances to unconsolidated investees:
Property funds	32,952
Other investees	247,507

Total investments in and advances to unconsolidated investees	280,459
Cash and cash equivalents	111,136
Other assets	42,345

Total assets before impairment	1,508,990
Reserve for impairment of assets	(198,236)

Total assets - discontinued operations - assets held for sale	$1,310,754

Liabilities - discontinued operations - assets held for sale:
Debt	$218,463
Other liabilities	104,547
Minority interest	66,874

Total liabilities - discontinued operations - assets held for sale	$389,884

 Statements of Operations - Discontinued Operations
The following is a summary of the results of operations for properties held for sale or disposed of to third parties, including our China operations, that are included in our Statements of FFO and presented as Discontinued Operations in our Statements of Operations. See note 1 to Section II in Appendix A.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007

Revenues:
Rental income	$9,674	$4,230	$30,512	$13,357
CDFS dispositions proceeds - acquired property portfolio	-	-	83,648	-
Development management and other income	865	305	1,514	348

Total revenues	10,539	4,535	115,674	13,705

Expenses:
Rental expenses	6,376	701	16,935	2,563
Costs of CDFS dispositions - acquired property portfolio	-	-	83,648	-
General and administrative	8,906	3,983	21,721	11,354
Reduction in workforce	3,300	-	3,300	-
Depreciation and amortization	3,118	2,067	9,497	5,049
Other expenses	3,954	-	5,088	-

Total expenses	25,654	6,751	140,189	18,966

Operating loss	(15,115)	(2,216)	(24,515)	(5,261)

Other income (expense):
Earnings (loss) from unconsolidated investees	(2,717)	5,592	(16,182)	6,592
Interest and other income, net	779	1,425	3,845	2,319
Minority interest share in loss (income)	1,893	(1,849)	10,068	(1,189)
Foreign currency exchange gains (loss), net	(1,119)	911	(3,092)	(217)
Income taxes	(429)	(562)	(1,888)	(2,044)

Total other income (expense)	(1,593)	5,517	(7,249)	5,461

Income (loss) - China operations	(16,708)	3,301	(31,764)	200

Income (loss) - held for sale and disposed properties (11)	1,082	573	(866)	4,899

Income (loss) attributable to assets held for sale and disposed properties	$(15,626)	$3,874	$(32,630)	$5,099

See Appendix A for note references
Section II - Financial Statements
Page 2.6

Fourth Quarter 2008
Direct Owned - Operating Properties

(in thousands, except for leased percentage)	December 31, 2008 (a)			December 31, 2007
	Square	Investment	Leased	Square	Investment	Leased
	Feet	Balance	Percentage	Feet	Balance	Percentage
Industrial properties:
Core portfolio:
North America
Mexico	1,334	$67,379	46.82%	2,905	$144,371	74.49%
United States	151,617	7,699,383	92.86%	153,019	7,604,921	94.34%

Total North America	152,951	7,766,762	92.46%	155,924	7,749,292	93.97%

Europe
Central Europe	307	33,457	98.12%	2,423	120,410	97.94%
Southern Europe	1,478	102,282	59.06%	2,195	109,076	35.58%
United Kingdom	-	-	-	180	8,946	100.00%

Total Europe	1,785	135,739	65.78%	4,798	238,432	69.49%

Asia
Japan	-	-	-	172	8,546	100.00%
Korea	211	22,518	100.00%	211	10,490	77.44%

Total Asia	211	22,518	100.00%	383	19,036	87.57%

Sub-total core portfolio, excluding China	154,947	7,925,019	92.16%	161,105	8,006,760	93.23%

China (a)	-	-	-	2,870	142,632	57.49%

Total core portfolio	154,947	7,925,019	92.16%	163,975	8,149,392	92.60%

Development portfolio - completed developments (b):
North America	16,845	772,175	47.53%	14,414	646,771	45.93%
Europe	18,147	1,304,249	40.99%	19,491	1,452,991	61.79%
Asia	5,771	955,025	39.65%	4,729	373,981	65.79%

Sub-total core portfolio, excluding China	40,763	3,031,449	43.50%	38,634	2,473,743	56.36%

China (a)	-	-	-	4,689	376,944	72.77%

Total development portfolio - completed development	40,763	3,031,449	43.50%	43,323	2,850,687	58.14%

Total industrial properties	195,710	10,956,468	82.02%	207,298	11,000,079	85.40%

Retail and mixed use properties	1,404	358,992	94.48%	1,282	336,279	94.01%

Total direct owned operating properties	197,114	$11,315,460	82.11%	208,580	$11,336,358	85.45%

(a)	Our China operations are presented as held for sale at December 31, 2008. See note 1 to Section II in Appendix A.

(b)	These properties were developed by us originally with the intent to contribute to a property fund and were previously included in our CDFS pipeline. See Appendix A for further discussion on changes to our business segments. See page 3.2 for detail by country/region, the total development portfolio (including properties under development) and for a reconciliation to our previously reported CDFS pipeline.
Section III - Direct Owned
Page 3.1

Fourth Quarter 2008
Direct Owned - Development Portfolio (a)

(in thousands, except for number of properties and leased percentage)

				Remaining	Total
	Number of	Square	Investment	Costs to	Expected	Leased
As of December 31, 2008	Properties	Feet	Balance	Incur (b)	Investment	Percentage

Industrial properties:
Completed developments:
North America:
Canada	1	110	$7,832	$3,109	$10,941	100.00%
Mexico	15	2,836	131,471	20,878	152,349	35.10%
United States	39	13,899	632,872	70,505	703,377	49.65%

Total North America	55	16,845	772,175	94,492	866,667	47.53%

Europe:
Central Europe	38	9,439	594,938	23,897	618,835	57.31%
Northern Europe	13	2,120	157,601	5,123	162,724	36.16%
Southern Europe	8	2,578	160,728	2,418	163,146	41.72%
United Kingdom	18	4,010	390,982	14,411	405,393	4.68%

Total Europe	77	18,147	1,304,249	45,849	1,350,098	40.99%

Asia:
Japan	7	5,725	951,857	43,621	995,478	39.17%
Korea	1	46	3,168	25	3,193	100.00%

Total Asia	8	5,771	955,025	43,646	998,671	39.65%

Total completed developments	140	40,763	3,031,449	183,987	3,215,436	43.50%

Properties under development:
North America:
Canada	1	416	19,905	9,026	28,931	0.00%
Mexico	6	1,554	65,331	18,129	83,460	0.00%
United States	6	2,340	181,668	30,789	212,457	80.48%

Total North America	13	4,310	266,904	57,944	324,848	43.69%

Europe:
Central Europe	17	4,675	261,889	112,801	374,690	28.67%
Northern Europe	17	4,494	235,896	135,554	371,450	55.98%
Southern Europe	13	3,671	98,304	187,414	285,718	33.69%
United Kingdom	1	47	2,719	3,027	5,746	100.00%

Total Europe	48	12,887	598,808	438,796	1,037,604	39.88%

Asia:
Japan	3	2,470	288,784	200,550	489,334	7.68%
Korea	1	170	9,114	4,145	13,259	100.00%

Total Asia	4	2,640	297,898	204,695	502,593	13.62%

Total properties under development	65	19,837	1,163,610	701,435	1,865,045	37.21%

Total development portfolio	205	60,600	$4,195,059	$885,422	$5,080,481	41.44%

Roll forward of development portfolio:

As of September 30, 2008 - Direct owned CDFS pipeline (a)		103,948	$5,823,382	$2,157,551	$7,980,933	45.10%
Changes in the portfolio during 4th Quarter 2008:
Effect of changes in foreign exchange rates and other changes to existing properties		282	563,463	(518,056)	45,407
Development starts during 4th Quarter of 2008 (c)		2,596	84,916	142,087	227,003
Asia properties taken out of portfolio - classified as held for sale		(21,352)	(732,485)	(238,827)	(971,312)
Contributions and sales during 4th Quarter of 2008		(14,090)	(944,199)	(163,437)	(1,107,636)
Repositioned acquisitions and mixed use - moved to core portfolio		(6,758)	(491,946)	(50,150)	(542,096)
Reversal of development starts (c)(d)		(4,026)	(108,072)	(443,746)	(551,818)

As of December 31, 2008 - Development portfolio (a)		60,600	$4,195,059	$885,422	$5,080,481	41.44%

(a)	The development portfolio includes both completed and under development industrial properties. These properties were previously included in our CDFS pipeline. Due to changes in our business strategy, we no longer have properties in the CDFS business segment at December 31, 2008. See Appendix A for further discussion.

(b)	These costs may include construction costs, capitalized interest and adminstrative costs, tenant improvements and leasing commissions depending on the status of the property.

(c)	Adjustments reflect exchange rates at December 31, 2008.

(d)	See page 3.5 for more information.
Section III - Direct Owned
Page 3.2

Fourth Quarter 2008
Direct Owned - Investing Activity (a)

(in thousands, except acres and percentages)
 Inflows

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	Year to Date
	2008	2008	2008	2008	2008
Asset dispositions:
Contributions to property funds:
Developed and repositioned properties
Square feet	14,159	5,835	13,481	10,187	43,662
Net sales proceeds ($)	1,205,392	572,916	1,182,518	1,257,386	4,218,212
Acquired property portfolios
Square feet	306	2,656	1,084	970	5,016
Net sales proceeds ($)	18,781	190,711	79,843	83,332	372,667
Non-CDFS properties Square feet	857	-	120	-	977
Net sales proceeds ($)	28,380	-	7,100	-	35,480

Total contributions to property funds:

Square feet	15,322	8,491	14,685	11,157	49,655
Net sales proceeds ($)	1,252,553	763,627	1,269,461	1,340,718	4,626,359

Dispositions to third parties:
Developed and repositioned properties
Square feet	519	30	70	546	1,165
Net sales proceeds ($)	41,844	3,689	11,042	72,669	129,244
Non-CDFS properties
Square feet	122	499	160	546	1,327
Net sales proceeds ($)	4,173	11,220	14,184	37,110	66,687
Land Acres	36	33	38	63	170
Net sales proceeds ($)	32,610	61,058	4,984	10,113	108,765

Total dispositions to third parties:

Square feet	641	529	230	1,092	2,492
Net sales proceeds ($)	78,627	75,967	30,210	119,892	304,696

Totals:
CDFS dispositions:

Square feet	14,984	8,521	14,635	11,703	49,843
Net sales proceeds ($)	1,298,627	828,374	1,278,387	1,423,500	4,828,888
Post-deferral, post-tax margins	10.6%	8.1%	18.0%	25.4%	16.0%
Non-CDFS dispositions:
Square feet	979	499	280	546	2,304
Net sales proceeds ($)	32,553	11,220	21,284	37,110	102,167
Total dispositions:

Square feet	15,963	9,020	14,915	12,249	52,147
Net sales proceeds ($)	1,331,180	839,594	1,299,671	1,460,610	4,931,055

Outflows
	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	Year to Date
	2008	2008	2008	2008	2008
Property acquisitions:
Operating properties:
Square feet	807	89	947	3,970	5,813
Total purchase price ($)	52,555	9,793	64,188	197,494	324,030
Percentage leased as of 12/31/08	17.47%	100.00%	66.12%	47.96%	47.48%
Land:
Acres	207	791	576	836	2,410
Total purchase price ($)	86,213	342,086	226,906	372,060	1,027,265
Investments in property funds:
Capital contributions ($) (b)	221,023	76,398	116,856	143,944	558,221
Acquisitions of investment interest ($) (c)	61,096	-	-	-	61,096

(a)	Includes activity for our China operations prior to being classified as held for sale.

(b)	Amounts include cash contributions made to the property funds and investment interests received in exchange for properties contributed.

(c)	See note 6 to Section II in Appendix A.
Section III - Direct Owned
Page 3.3

Fourth Quarter 2008
Direct Owned - CDFS Disposition Proceeds (a)

(dollars in thousands)
 2008 - by region

	Three Months Ended					Percentage
	December 31,	September 30,	June 30,	March 31,	Year to	of Total
	2008	2008	2008	2008	Date	Proceeds

North America:
Canada	$32,610	$38,939	$-	$124,289	$195,838	4.06%
Mexico	44,802	-	31,120	5,646	81,568	1.69%
United States	222,830	98,191	308,185	89,656	718,862	14.89%
Acquired property portfolios (b)	18,781	-	32,773	22,012	73,566	1.51%

	319,023	137,130	372,078	241,603	1,069,834	22.15%

Europe:
Central Europe	312,690	110,669	165,759	194,994	784,112	16.24%
Northern Europe	204,133	70,918	170,866	132,286	578,203	11.97%
Southern Europe	212,845	57,686	162,888	202,811	636,230	13.18%
United Kingdom	45,976	198,895	70,104	258,527	573,502	11.88%
Acquired property portfolios (b)	-	107,063	47,070	61,320	215,453	4.46%

	775,644	545,231	616,687	849,938	2,787,500	57.73%

Asia:
Japan	192,843	62,365	289,622	331,959	876,789	18.16%
Korea	11,117	-	-	-	11,117	0.23%
Acquired property portfolios (b)	-	83,648	-	-	83,648	1.73%

	203,960	146,013	289,622	331,959	971,554	20.12%

CDFS proceeds before deferrals and recapture	1,298,627	828,374	1,278,387	1,423,500	4,828,888	100.00%

Deferral of proceeds (c)	(44,021)	(25,090)	(56,248)	(84,125)	(209,484)
Recognition of previously deferred proceeds (c)	3,553	4,560	9,566	7,370	25,049

Total CDFS proceeds included in FFO	$1,258,159	$807,844	$1,231,705	$1,346,745	$4,644,453

2007 - summary

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	Year to
	2007	2007	2007	2007	Date

CDFS proceeds before deferrals and recapture	$568,366	3,227,509	858,565	782,122	$5,436,562
Deferral of proceeds (c)	(29,354)	(103,321)	(66,041)	(44,695)	(243,411)
Recognition of previously deferred proceeds (c)	-	18,035	-	-	18,035

Total CDFS proceeds included in FFO	$539,012	$3,142,223	$792,524	$737,427	$5,211,186

(a)	Includes activity for our China operations prior to being classified as held for sale.

(b)	Represents properties we acquired with the intent of contributing to property funds, at our acquisition cost.

(c)	Represents our portion of the gain that is deferred due to contributions made to entities in which we have an ownership interest. We recognize a gain only to the extent of third-party ownership. We recognize a portion of the gains in future periods when our ownership interest decreases or the unconsolidated investee sells the property to a third party.
Section III - Direct Owned
Page 3.4

Fourth Quarter 2008
Direct Owned - Development Activity

(in thousands, except per square foot and acres)
 Industrial Starts and Completions

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	Year to Date
	2008 (a)	2008	2008	2008	2008

Development Starts:
North America:
Square feet	(408)	357	2,693	1,583	4,225
Total expected investment ($)	(114,722)	100,165	163,072	113,304	261,819
Cost per square foot ($)	-	280.57	60.55	71.58	61.97
Europe:
Square feet	1,767	3,500	5,423	4,971	15,661
Total expected investment ($)	128,917	295,442	456,824	384,496	1,265,679
Cost per square foot ($)	-	84.41	84.24	77.35	80.82
Asia (b):
Square feet	(2,790)	1,559	3,493	4,312	6,574
Total expected investment ($)	(359,357)	119,512	386,392	386,620	533,167
Cost per square foot ($)	-	76.66	110.62	89.66	81.10
Total:

Square feet	(1,431)	5,416	11,609	10,866	26,460
Total expected investment ($)	(345,162)	515,119	1,006,288	884,420	2,060,665
Cost per square foot ($)	-	95.11	86.68	81.39	77.88

Development Completions:
North America:
Square feet	3,134	4,205	3,314	2,319	12,972
Total expected investment ($)	166,805	240,468	260,339	126,144	793,756
Cost per square foot ($)	53.22	57.19	78.56	54.40	61.19
Leased percentage at completion (c)	91.58%	25.38%	7.02%	47.59%	48.92%
Leased percentage as of 12/31/08	91.58%	42.56%	26.86%	87.42%	58.41%
Europe:
Square feet	5,641	7,718	5,366	5,185	23,910
Total expected investment ($)	591,388	631,731	429,243	409,088	2,061,450
Cost per square foot ($)	104.84	81.85	79.99	78.90	86.22
Leased percentage at completion (c)	51.68%	47.73%	73.51%	69.87%	59.82%
Leased percentage as of 12/31/08	51.68%	51.93%	86.70%	95.45%	69.00%
Asia (b):
Square feet	2,894	1,831	1,732	2,931	9,388
Total expected investment ($)	377,867	222,679	138,694	332,703	1,071,943
Cost per square foot ($)	130.57	121.62	80.08	113.51	114.18
Leased percentage at completion (c)	29.10%	86.37%	44.68%	60.05%	54.07%
Leased percentage as of 12/31/08	29.10%	87.48%	63.73%	82.08%	63.28%
Total:

Square feet	11,669	13,754	10,412	10,435	46,270
Total expected investment ($)	1,136,060	1,094,878	828,276	867,935	3,927,149
Cost per square foot ($)	97.36	79.60	79.55	83.18	84.87
Leased percentage at completion (c)	56.80%	45.51%	47.55%	62.16%	53.53%
Leased percentage as of 12/31/08	56.80%	52.95%	63.70%	90.79%	64.87%
Land Held for Development

	As of December 31, 2008		As of December 31, 2007 (b)
	Acres	Investment	Acres	Investment

North America	6,400	$1,109,643	6,031	$1,005,224
Europe	3,614	1,094,824	2,702	954,412
Asia	120	276,749	618	193,324

Total land held for development	10,134	$2,481,216	9,351	$2,152,960

(a)	Due to current market conditions, during the fourth quarter, we stopped development aggregating 4.0 million square feet with a total expected investment of $558.6 million. Excluding these developments, our development starts included 13 projects in Europe with 2.6 million square feet and a total expected investment of $213.5 million, which were 52.90% leased at December 31, 2008.

(b)	Includes activity for our China operations prior to being classified as held for sale.

(c)	Represents the leased percentage at the end of the quarter in which the development was completed.
Section III - Direct Owned
Page 3.5

Fourth Quarter 2008
Investment Management - ProLogis’ Investments in Unconsolidated Investees

(in thousands, except for percentages)

	December 31, 2008		December 31, 2007
	Investment	Ownership	Investment	Ownership
	Balance	Percentage	Balance	Percentage
Property funds:
ProLogis European Properties (a)	$321,984	24.9%	$494,593	24.9%
ProLogis European Properties Fund II (a)(b)	312,600	36.9%	158,483	24.3%
ProLogis California LLC	102,685	50.0%	106,630	50.0%
ProLogis North American Properties Fund I	25,018	41.3%	27,135	41.3%
ProLogis North American Properties Funds VI-X	110,561	20.0%	113,228	20.0%
ProLogis North American Properties Fund XI	28,322	20.0%	30,712	20.0%
ProLogis North American Industrial Fund	191,088	23.1%	104,277	23.2%
ProLogis North American Industrial Fund II	265,575	36.9%	274,238	36.9%
ProLogis North American Industrial Fund III	122,148	20.0%	123,720	20.0%
ProLogis Mexico Industrial Fund	96,320	24.2%	38,085	20.0%
ProLogis Japan property funds (c)	359,809	20.0%	277,247	20.0%
ProLogis Korea Fund	21,867	20.0%	6,765	20.0%

Total property funds	1,957,977		1,755,113

Other unconsolidated investees, by continent:
North America	150,963		146,221
Europe	161,053		249,360
Asia	-		194,583

	312,016		590,164

Total investments in and advances to unconsolidated investees	$2,269,993		$2,345,277

(a)	See note 6 to Section II in Appendix A for discussion of our purchase of a portion of PEPR’s interest in PEPF II.

(b)	The ownership percentage includes both our direct ownership and indirect ownership through PEPR.

(c)	We entered into a binding agreement to sell these investments in December. See note 1 to Section II in Appendix A.
Section IV - Investment Management
Page 4.1

Fourth Quarter 2008
Investment Management - Operating Portfolio

(in thousands, except for percentages)

	December 31, 2008			December 31, 2007
	Square	Current	Leased	Square	Current	Leased
	Feet	Investment (a)	Percentage	Feet	Investment (a)	Percentage

Operating industrial properties:
North America:
Property funds:
ProLogis California LLC	14,178	$697,590	98.67%	14,178	$694,591	99.90%
ProLogis North American Properties Fund I	9,406	386,572	95.57%	9,406	383,242	94.71%
ProLogis North American Properties Fund VI-X	25,547	1,527,889	89.86%	25,397	1,516,432	92.91%
ProLogis North American Properties Fund XI	4,112	219,487	95.21%	4,112	217,718	100.00%
ProLogis North American Industrial Fund	49,656	2,916,806	96.31%	37,188	2,104,929	99.06%
ProLogis North American Industrial Fund II	35,752	2,161,805	94.54%	36,106	2,146,594	95.77%
ProLogis North American Industrial Fund III	24,709	1,746,538	94.39%	24,719	1,743,595	92.33%
ProLogis Mexico Industrial Fund	9,494	588,382	94.23%	4,154	269,130	100.00%

Property funds	172,854	10,245,069	94.73%	155,260	9,076,231	96.08%
Other unconsolidated investees	736	31,762	47.74%	1,824	27,018	48.08%

Total North America	173,590	10,276,831	94.53%	157,084	9,103,249	95.52%

Europe:
Property funds:
ProLogis European Properties	56,273	4,819,603	97.42%	56,379	4,900,914	97.33%
ProLogis European Properties Fund II	38,853	3,918,541	97.89%	10,391	1,463,877	99.65%

Total Europe	95,126	8,738,144	97.62%	66,770	6,364,791	97.69%

Asia:
Property funds:
ProLogis Japan property funds (b)	27,034	5,595,985	99.56%	21,684	3,627,177	99.27%
ProLogis Korea Fund	1,915	142,896	100.00%	436	49,983	100.00%

Total Asia	28,949	5,738,881	99.59%	22,120	3,677,160	99.29%

Total investment management operating portfolio	297,665	$24,753,856	96.01%	245,974	$19,145,200	96.45%

(a)	The current investment represents the entity’s basis in the real estate not our proportionate share.

(b)	We entered into a binding agreement in December to sell these investments. See note 1 to Section II in Appendix A.
Section IV - Investment Management
Page 4.2

Fourth Quarter 2008
Investment Management - Summarized Financial Information of Property Funds

(dollars in thousands)
 FFO and Net Earnings (Loss) of the Property Funds, Combined

	For the Three Months Ended December 31, 2008
	European	North American	Asian
	Funds (1)	Funds (2)	Funds (3)	Total

Rental income	$185,271	$213,283	$86,849	$485,403
Rental expenses	(46,835)	(45,662)	(12,352)	(104,849)

Net operating income from properties	138,436	167,621	74,497	380,554
Other income (expense), net, including G&A	(8,666)	2,638	(5,621)	(11,649)
Loss on sale/impairment of equity investment (4)	(434,343)	-	-	(434,343)
Interest expense	(65,530)	(92,680)	(17,244)	(175,454)
Current income tax expense	(12,384)	(614)	(40)	(13,038)

FFO of the property funds, including significant non-cash items	(382,487)	76,965	51,592	(253,930)
Real estate related depreciation and amortization	(77,270)	(74,701)	(22,515)	(174,486)
Unrealized losses on derivative contracts (5)	-	(31,686)	(31,622)	(63,308)
Other income, net, including deferred tax, foreign currency and gains on disposition of non-CDFS business assets	4,939	48,976	1,465	55,380

Net earnings (loss) of the property funds	$(454,818)	$19,554	$(1,080)	$(436,344)

ProLogis’ average ownership interest for the period for FFO, including significant non-cash items (6)	25.2%	29.6%	20.0%	24.9%

ProLogis’ Share of FFO and Net Earnings (Loss) of the Property Funds, Combined

	For the Three Months Ended December 31, 2008
	European	North American	Asian
	Funds (1)	Funds (2)	Funds (3)	Total

ProLogis’ share of the property fund’s FFO, including significant non-cash items	$(96,321)	$22,819	$10,311	$(63,191)
Fees paid to ProLogis (7)	12,012	17,019	5,435	34,466
Amortization adjustments (8)	113	333	706	1,152

FFO recognized by ProLogis, including significant non-cash items	(84,196)	40,171	16,452	(27,573)

ProLogis’ share of PEPR’s loss on sale/impairment of PEPF II (4)	108,195	-	-	108,195

FFO recognized by ProLogis, excluding significant non-cash items	$23,999	$40,171	$16,452	$80,622

ProLogis’ share of the property fund’s net earnings (loss)	$(112,884)	$3,300	$(48)	$(109,632)
Fees paid to ProLogis (7)	12,012	17,019	4,784	33,815
Amortization adjustments (8)	1,478	1,766	1,364	4,608

Net earnings (loss) recognized by ProLogis	$(99,394)	$22,085	$6,100	$(71,209)

Continued
See our Consolidated Statements of Operations on Page 2.2, Consolidated Statements of FFO on Page 2.3 and the Reconciliations of Net Earnings to FFO on Page 2.4.
Note references are to Appendix A.
Section IV - Investment Management
Page 4.3

Fourth Quarter 2008
Investment Management - Summarized Financial Information of Property Funds, Continued

(dollars in thousands)
 FFO and Net Earnings (Loss) of the Property Funds, Combined

	For the Twelve Months Ended December 31, 2008
	European	North American	Asian
	Funds (1)	Funds (2)	Funds (3)	Total

Rental income	$665,616	$835,755	$299,582	$1,800,953
Rental expenses	(118,103)	(191,542)	(42,062)	(351,707)

Net operating income from properties	547,513	644,213	257,520	1,449,246
Other expense, net, including G&A	(29,319)	(13,984)	(19,078)	(62,381)
Gain on disposition of CDFS business assets	5,140	-	-	5,140
Loss on sale/impairment of equity investment (4)	(434,343)	-	-	(434,343)
Interest expense	(242,770)	(363,684)	(61,105)	(667,559)
Current income tax expense	(39,346)	(3,773)	(40)	(43,159)

FFO of the property funds, including significant non-cash items	(193,125)	262,772	177,297	246,944
Real estate related depreciation and amortization	(217,823)	(283,595)	(76,222)	(577,640)
Unrealized losses on derivative contracts (5)	-	(52,649)	(20,284)	(72,933)
Other income, net, including deferred tax, foreign currency and gains on disposition of non-CDFS business assets	6,332	49,225	2,051	57,608

Net earnings (loss) of the property funds	$(404,616)	$(24,247)	$82,842	$(346,021)

ProLogis’ average ownership interest for the period for FFO, including significant non-cash items (6)	27.3%	29.6%	20.0%	24.5%

ProLogis’ Share of FFO and Net Earnings (Loss) of the Property Funds, Combined

	For the Twelve Months Ended December 31, 2008
	European	North American	Asian
	Funds (1)	Funds (2)	Funds (3)	Total

ProLogis’ share of the property fund’s FFO, including significant non-cash items	$(52,783)	$77,903	$35,427	$60,547
Fees paid to ProLogis (7)	51,969	61,753	18,316	132,038
Amortization adjustments (8)	777	1,687	3,404	5,868

FFO recognized by ProLogis, including significant non-cash items	(37)	141,343	57,147	198,453

ProLogis’ share of PEPR’s loss on sale/impairment of PEPF II (4)	108,195	-	-	108,195

FFO recognized by ProLogis, excluding significant non-cash items	$108,158	$141,343	$57,147	$306,648

ProLogis’ share of the property fund’s net earnings (loss)	$(101,257)	$(5,952)	$16,823	$(90,386)
Fees paid to ProLogis (7)	51,969	61,753	17,289	131,011
Amortization adjustments (8)	6,828	9,223	5,219	21,270

Net earnings (loss) recognized by ProLogis	$(42,460)	$65,024	$39,331	$61,895

Condensed Balance Sheet of the Property Funds, Combined

	As of December 31, 2008
	European	North American	Asian
	Funds (1)	Funds (2)	Funds (3)	Total

Real estate owned, before depreciation	$8,738,144	$10,245,069	$5,738,881	$24,722,094
Accumulated depreciation	(638,358)	(679,382)	(207,278)	(1,525,018)
Other assets	883,097	413,516	290,006	1,586,619

Total assets	$8,982,883	$9,979,203	$5,821,609	$24,783,695

Third party debt	$4,829,869	$5,726,071	$2,906,492	$13,462,432
Other liabilities	770,978	269,988	948,623	1,989,589

Total liabilities and minority interest	$5,600,847	$5,996,059	$3,855,115	$15,452,021

See our Consolidated Statements of Operations on Page 2.2, Consolidated Statements of FFO on Page 2.3 and the Reconciliations of Net Earnings to FFO on Page 2.4.
Note references are to Appendix A.
Section IV - Investment Management
Page 4.4

Fourth Quarter 2008
Investment Management - Investing and Financing Activity

(in thousands, except percentages)
 Investing Activities - for the property funds combined

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	Year to Date
	2008	2008	2008	2008	2008

Inflows:
Asset dispositions:
Square feet	93	138	5	-	236
Net sales proceeds ($)	4,010	10,017	2,667	-	16,694

Outflows:
Acquisitions:
Operating properties acquired from third parties:
Square feet	854	1,145	3,168	761	5,928
Total purchase price of assets acquired ($)	64,230	159,963	222,623	87,105	533,921
Percentage leased as of 12/31/08	96.84%	100.00%	86.94%	100.00%	92.56%

Operating properties/land acquired from ProLogis:
Square feet	15,322	8,491	14,685	11,157	49,655
Purchase price of assets acquired (a) ($)	1,252,553	763,627	1,269,461	1,340,718	4,626,359
Percentage leased as of 12/31/08	95.46%	84.86%	99.78%	100.00%	95.94%

Financing Activities - for each property fund, if applicable

	Three Months Ended			Twelve Months Ended
	December 31, 2008			December 31, 2008
	Principal	Interest Rate		Principal	Interest Rate

Debt issued:
ProLogis European Properties Fund II (b)
Permanent financing	-	-		$385,158	5.58%
Bridge financing (temporary)	-	-		$338,234	variable
ProLogis North American Industrial Fund
Permanent financing	$80,000	5.84%		$278,165	5.77%
Bridge financing (temporary)	-	-		$300,229	variable
ProLogis North American Industrial Fund II
Permanent financing	$104,700	6.38%		$264,700	6.14%
Bridge financing (temporary)	-	-		$35,000	variable
ProLogis North American Industrial Fund III
Permanent financing	-	-		$837,000	5.66%
Bridge financing (temporary)	-	-		$11,115	variable
ProLogis Mexico Industrial Fund
Permanent financing	$143,649	6.03%		$269,149	6.01%
Bridge financing (temporary)	-	-		$113,755	variable
ProLogis Korea Fund - permanent financing (b)	$16,646	6.76%		$24,995	6.69%
Japan property funds - permanent financing (b)	$226,610	1.83%		$506,281	1.74%

Debt Repaid:
ProLogis European Properties Fund II (b)
Bridge financing (temporary)	-	-		$1,075,898	variable
ProLogis North American Industrial Fund
Bridge financing (temporary)	-	-		$345,335	variable
ProLogis North American Industrial Fund II
Permanent financing	$62,000	variable		$164,000	variable
Bridge financing (temporary)	$40,882	variable		$96,702	variable
ProLogis North American Industrial Fund III
Bridge financing (temporary)	$1,063	variable		$833,722	variable
ProLogis Mexico Industrial Fund
Bridge financing (temporary)	$99,149	6.00%		$260,177	variable
Japan property funds - permanent financing (b)	$136,809	variable		$284,919	variable

(a)	The purchase price is approximate based on gross proceeds ProLogis received for these contributions.

(b)	These are denominated in euro, British pound, yen or won. Amounts are shown in US dollar at the translation rate at the transaction date for the local currency.
Section IV - Investment Management
Page 4.5

Fourth Quarter 2008
Operating Statistics - Direct Owned Leasing and Capital Expenditure Information

(in thousands, except percentages and per square foot)
 Lease Expirations (a)

			Annual Base Rent of		Percentage of
		Square	Expiring Leases		Total Annual
		Footage	Total	Per sq ft	Base Rents
Month to month customers		3,906	$13,657	$3.50	1.87%
2009		26,331	107,979	4.10	14.83%
2010		26,216	114,481	4.37	15.72%
2011		28,725	128,791	4.48	17.68%
2012		20,738	98,611	4.76	13.54%
2013		21,276	111,356	5.23	15.29%
2014		11,808	51,967	4.40	7.14%
2015		3,335	18,772	5.63	2.58%
2016		5,381	23,764	4.42	3.26%
2017		2,502	17,905	7.16	2.46%
Thereafter		7,111	41,013	5.77	5.63%

Totals		157,329	$728,296	$4.63	100.00%

Leasing Activity (a)(b)

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	Year to Date
	2008	2008	2008	2008	2008

Square feet of leases signed during the period:

Development properties - new leases (c)	5,139	7,947	11,090	6,277	30,453
Development properties - renewals (c)	219	611	845	7	1,682
Core properties - new leases	4,059	4,068	3,535	4,250	15,912
Core properties - renewals	7,819	5,787	7,652	7,518	28,776

Total square feet of leases signed	17,236	18,413	23,122	18,052	76,823

# of leases	328	334	390	338	1,390

Weighted average customer retention	88.0%	77.6%	87.9%	62.6%	79.3%

Percentage of development properties leased to repeat customers	78.7%	53.1%	44.9%	55.6%	53.8%

Turnover costs:
Square feet	11,600	10,583	12,530	11,828	46,541
Cost per sq ft ($)	0.79	1.41	1.09	0.91	1.04

Capital Expenditures (a)

Capital expenditures ($)	9,694	13,873	6,673	6,662	36,902
Tenant improvements ($)	8,260	9,135	7,366	9,532	34,293
Leasing commissions ($)	5,483	7,420	6,592	4,287	23,782

(a)	Excludes operating data for China operations that are classified as held for sale.

(b)	Represents leasing activity for industrial and retail properties.
(c)	Represents leasing activity for direct owned industrial and retail properties previously included in our CDFS pipeline. See Appendix A for changes made in our business segments.
Section V - Operating Statistics
Page 5.1

Fourth Quarter 2008
Operating Statistics - Investment Management Leasing and Capital Expenditure Information

(in thousands, except percentages and per square foot)
 Lease Expirations

			Annual Base Rent of		Percentage of
		Square	Expiring Leases		Total Annual
		Footage	Total	Per sq ft	Base Rents

Month to month customers		6,576	$24,910	$3.79	1.50%
2009		29,969	142,424	4.75	8.62%
2010		32,568	162,844	5.00	9.85%
2011		40,271	229,436	5.70	13.88%
2012		38,657	221,104	5.72	13.37%
2013		27,388	145,411	5.31	8.80%
2014		17,591	95,690	5.44	5.79%
2015		19,989	138,899	6.95	8.40%
2016		21,513	133,939	6.23	8.10%
2017		16,242	113,710	7.00	6.88%
Thereafter		33,846	244,802	7.23	14.81%

Totals		284,610	$1,653,169	$5.81	100.00%

Leasing Activity

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	Year to Date
	2008	2008	2008	2008	2008

Leases signed during the period:
Square feet	11,601	12,176	10,113	10,785	44,675
# of leases	156	139	155	132	582

Weighted average customer retention	92.8%	80.2%	85.2%	60.4%	79.3%

Turnover costs:
Square feet	11,265	11,089	9,718	9,505	41,577
Cost per sq ft ($)	1.11	1.20	0.61	1.24	1.03

Capital Expenditures (a)

Capital expenditures ($)	12,289	10,471	4,467	3,405	30,632
Tenant improvements ($)	7,437	5,129	5,505	3,451	21,522
Leasing commissions ($)	6,240	4,672	4,530	5,496	20,938

(a)	Amounts represent the entity’s expenditures, not our proportionate share.
Section V - Operating Statistics
Page 5.2

Fourth Quarter 2008
Operating Statistics - Same Store Analysis and Top Customers

(square feet in thousands)
 Same Store Analysis

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	Year to Date
	2008	2008	2008	2008	2008

Sq Ft of Same Store Population	369,851	377,431	377,719	378,139	369,851

Percentage Change in [increase/(decrease)]:
Rental Income	1.19%	3.94%	3.50%	6.06%	3.59%

Rental Expenses	5.24%	10.93%	9.69%	15.88%	10.30%

Net Operating Income	0.03%	1.85%	1.62%	3.26%	1.62%

Average Leasing	(0.15%)	0.55%	1.29%	1.87%	0.84%

Rental Rate Growth	(0.10%)	2.73%	3.06%	6.60%	2.81%

 Top Customers (a)

		Total		Direct Owned		Investment Management
		Percentage of		Percentage of		Percentage of
		Annualized	Number	Annualized	Number	Annualized	Number
Rank	Customer Name	Base Rent	of Leases	Base Rent	of Leases	Base Rent	of Leases

1	Deutsche Post AG (DHL)	3.25%	92	1.89%	29	3.84%	63
2	Matsushita Logistics	2.27%	17	-	-	3.27%	17
3	CEVA Logistics	1.47%	37	0.49%	10	1.89%	27
4	Hitachi Transport Systems	1.43%	22	0.07%	1	2.02%	21
5	Nippon Express Group	1.27%	29	0.05%	2	1.81%	27
6	Home Depot, Inc	1.24%	17	1.58%	8	1.09%	9
7	Unilever	1.17%	8	-	-	1.68%	8
8	Kuehne & Nagel	1.13%	27	0.51%	5	1.40%	22
9	NYK Group	0.97%	20	0.12%	3	1.34%	17
10	NOL Group (Neptune Orient Lines)	0.81%	22	2.28%	19	0.16%	3
11-25	various	8.97%	159	4.85%	38	10.76%	121

	Total	23.98%	450	11.84%	115	29.26%	335

(a)	Excludes operating data for China operations that are classified as held for sale.
See Definitions in Appendix A.
Section V - Operating Statistics
Page 5.3

Fourth Quarter 2008
Operating Statistics - Geographic Distribution (a)

North America	%	%	%		%	%	%	Europe	%	%	%
	Direct	Invst.			Direct	Invst.			Direct	Invst.
	Owned	Mgmt.	Total		Owned	Mgmt.	Total		Owned	Mgmt.	Total
United States				Mexico

Atlanta	6.3	2.2	3.9	Guadalajara	0.1	0.2	0.2	Belgium	0.1	0.4	0.3
Austin	0.7	0.4	0.5	Hermosillo	0.0	0.1	0.1	Czech Republic	0.9	1.4	1.2
Baltimore	1.4	0.3	0.7	Juarez	0.3	0.6	0.4	France	1.0	7.8	5.1
Central Valley (CA)	1.8	1.2	1.4	Matamoros	0.0	0.1	0.1	Germany	0.8	3.8	2.6
Charlotte	1.8	1.1	1.4	Mexico City	0.8	0.8	0.8	Hungary	0.7	1.3	1.1
Chicago	9.3	2.1	5.0	Monterrey	0.5	0.6	0.5	Italy	0.8	2.1	1.6
Cincinnati	1.8	1.7	1.8	Nogales	0.0	0.1	0.0	Netherlands	0.1	2.2	1.4
Columbus	2.9	2.0	2.4	Nuevo Laredo	0.0	0.0	0.0	Poland	1.9	5.1	3.8
Dallas/Fort Worth	8.1	2.4	4.7	Reynosa	0.2	1.1	0.7	Romania	0.6	0.0	0.2
Denver	2.4	0.8	1.4	Saltillo	0.0	0.0	0.0	Slovakia	1.0	0.7	0.8
El Paso	1.0	0.6	0.8	Tijuana	0.4	1.0	0.7	Spain	0.3	1.4	1.0

Greenville	0.0	0.9	0.6					Sweden	0.0	0.7	0.4
Houston	3.7	1.2	2.2	Total Mexico	2.3%	4.6%	3.5%	United Kingdom	2.3	5.1	4.0

I-81 Corridor (East PA)	1.9	6.5	4.7
Indianapolis	1.6	2.8	2.3					Total Europe	10.5%	32.0%	23.5%

Inland Empire (Southern CA)	7.9	4.8	6.0	Canada

Las Vegas	1.0	1.6	1.4	Toronto	0.1	0.6	0.4
Los Angeles	2.8	2.8	2.9					Asia	%	%	%
Louisville	1.7	0.8	1.1						Direct	Invst.

Memphis	2.5	1.5	1.9	Total North America	86.5%	58.3%	69.5%		Owned	Mgmt.	Total

Nashville	1.5	0.9	1.1
New Jersey	3.5	4.0	3.7					Japan	2.9	9.1	6.6
Orlando	1.2	0.4	0.7					Korea	0.1	0.6	0.4

Phoenix	1.4	0.3	0.7
Portland	1.2	0.5	0.8					Total Asia	3.0%	9.7%	7.0%

Reno	1.6	4.4	3.3
Salt Lake City	0.3	0.5	0.5
San Antonio	1.9	1.2	1.5
San Francisco-East Bay	2.7	0.1	1.1
San Francisco-South Bay	3.0	0.0	1.2
Seattle	0.7	0.0	0.3
South Florida	0.8	1.3	1.1
St. Louis	0.4	0.7	0.6
Tampa	1.8	0.2	0.8
Washington D.C.	1.3	0.5	0.8
other non-target	0.2	0.4	0.3

Total United States	84.1%	53.1%	65.6%

(a)	Based on square footage and excludes China operations that are classified as held for sale as of December 31, 2008.
Section V - Operating Statistics
Page 5.4

Fourth Quarter 2008
Debt and Other - ProLogis Debt Summary

(dollars in thousands)
 Principal Outstanding

	Interest	Due	Amount	Amount
	Rate (a)	Date	-as of 12/31/08	-as of 12/31/07

Senior notes	8.720%	Mar-09	$18,750	$37,500
Senior notes	7.875%	May-09	9,375	18,750
Senior notes	2.401%	Aug-09	250,000	250,000
Senior notes	7.300%	Nov-09	25,000	25,000
Senior notes	5.250%	Nov-10	190,278	500,000
Senior notes (Euro)	4.375%	Apr-11	511,560	504,560
Senior notes	5.500%	Apr-12	450,000	450,000
Senior notes	5.500%	Mar-13	300,000	300,000
Senior notes	7.810%	Feb-15	100,000	100,000
Senior notes	9.340%	Mar-15	50,000	50,000
Senior notes	5.625%	Nov-15	400,000	400,000
Senior notes	5.750%	Apr-16	400,000	400,000
Senior notes	8.650%	May-16	50,000	50,000
Senior notes	5.625%	Nov-16	550,000	550,000
Senior notes	7.625%	Jul-17	100,000	100,000
Senior notes	6.625%	May-18	600,000	-
Notes matured/paid in 2008			-	539,191
Less: discount			(9,553)	(10,505)

Total senior notes	5.600%		3,995,410	4,264,496

Convertible senior notes	2.250%	Apr-12 (b)	1,235,813	1,231,447
Convertible senior notes	1.875%	Nov-12 (b)	1,105,379	1,101,458
Convertible senior notes	2.625%	May-13 (b)	545,209	-

Total convertible senior notes	2.180%		2,886,401	2,332,905

Fixed rate secured debt	7.050%	Apr-12	234,044	244,460
Fixed rate secured debt	5.470%	Aug-15	131,069	133,484
Fixed rate secured debt	7.250%	Apr-16	202,326	208,083
Fixed rate secured debt	7.580%	Apr-24	192,623	195,019
Fixed rate secured debt	5.620%	various	117,854	513,763

Total secured debt	6.790%		877,916	1,294,809

Assessment bonds	6.550%	various	29,626	32,110

Multi-currency credit facility	2.810%	various (c)	600,519	609,222
Global line credit facility	2.380%	various (c)	2,617,764	1,955,138

			3,218,283	2,564,360

Other unsecured debt			-	17,388

Weighted average interest rate / total debt outstanding	3.880%		$11,007,636	$10,506,068

 Principal Maturities - as of December 31, 2008

Summarized by year (in millions)

2009	$339
2010	3,468
2011	562
2012	3,074
2013	927
2014	66
2015	556
2016	1,134
2017	106
Thereafter	782
Discount, net	(6)

Total	$11,008

(a)	Interest rate is based on the stated rate and weighted based on borrowings outstanding as of 12/31/08

(b)	The convertible notes mature in 2037 and 2038. However, the holders of the notes have the right to require us to repurchase their notes for cash on specific dates approximately every five years beginning in 2012 and 2013, and at any time prior to their maturity upon a change in control or, with respect to some of the notes, a termination of trading (each as defined in the notes). Therefore, we have reflected the maturities in 2012 and 2013 in the schedule of debt maturities.

(c)	These amounts have been reflected in the maturity schedule assuming we exercise our option to extend these facilities to October 2010.
Section VI - Debt and Other
Page 6.1

Fourth Quarter 2008
Debt and Other - ProLogis Debt Analysis

(dollars and shares in thousands)
 Lines of Credit - as of December 31, 2008

			Outstanding
	Total	Debt	Letters of	Remaining
	Commitment	Balance	Credit	Capacity

Global Line (a)	$3,782,933	$2,617,764	$109,563	$1,055,606
Multi-currency credit facility	600,519	600,519	-	-
Other	48,646	-	32,788	15,858

Totals	$4,432,098	$3,218,283	$142,351	$1,071,464

 Financing Activity

	Three Months Ended		Twelve Months Ended
	December 31, 2008		December 31, 2008
	Principal	Interest Rate	Principal	Interest Rate
Debt Issued
Convertible Senior Notes	-		$550,000	2.625%
Senior Notes Due 2018	-		$600,000	6.625%

Debt Repaid
Senior notes:
Due 2008	-		$(250,000)	7.100%
Due 2008	-		$(25,000)	7.950%
Due 2009	-		$(9,375)	7.875%
Due 2009	-		$(18,750)	8.720%
Due 2010	$(309,722)	5.250%	$(309,722)	5.250%
Secured debt:
TMK bonds	-		$(281,884)	1.160%
Due 2008	-		$(17,752)	6.010%
Due 2008	-		$(342,822)	5.960%
Due 2009	$(13,309)	6.780%	$(13,309)	6.780%
 Market Capitalization

	Shares or Equivalents	Market Price - as of	Market Value
	Outstanding	December 31, 2008	Equivalents

8.54% Series C Cumulative Redeemable Preferred Shares	2,000	$31.00	$62,000
6.75% Series F Cumulative Redeemable Preferred Shares	5,000	$13.95	69,750
6.75% Series G Cumulative Redeemable Preferred Shares	5,000	$13.25	66,250

	12,000		198,000

Common Shares	267,005	$13.89	3,708,700
Convertible limited partnership units (1,234 units)	1,235	$13.89	17,154

	268,240		3,725,854

Total equity			3,923,854
Total debt			11,007,636

Total market capitalization			$14,931,490

(a)	Amounts do not include the borrowing capacity of $106.0M and outstanding borrowings of $78.6M related to our China operations, which are presented as held for sale at December 31, 2008. All outstanding amounts were refinanced subsequent to year-end and assumed by the buyer in connection with the sale.
Section VI - Debt and Other
Page 6.2

Fourth Quarter 2008
Debt and Other - Property Fund Debt Summary

(dollars in thousands)
 Principal maturities of third party debt for each property fund - as of December 31, 2008

	Wtd. Avg.
	Int. Rate	2009	2010	2011	2012	2013	Thereafter	Total

ProLogis European Properties	5.17%	$490,911	$1,460,608	$-	$378,374	$-	$730,800	$3,060,693
ProLogis European Properties Fund II	5.88%	-	1,383,913	-	-	385,263	-	1,769,176
ProLogis California LLC	6.75%	314,174	-	-	-	-	-	314,174
ProLogis North American Properties Fund I	7.59%	-	130,554	111,750	-	-	-	242,304
ProLogis North American Properties Funds VI-X	5.50%	2,092	2,216	2,348	882,133	12,422	-	901,211
ProLogis North American Properties Fund XI	4.47%	14,818	42,738	648	683	416	-	59,303
ProLogis North American Industrial Fund	5.63%	-	26,600	190,000	78,000	169,500	1,047,665	1,511,765
ProLogis North American Industrial Fund II (a)	4.91%	454,088	108,608	(1,929)	152,971	63,153	548,349	1,325,240
ProLogis North American Industrial Fund III (a)	5.82%	167,312	1,998	120,132	2,272	384,998	426,213	1,102,925
ProLogis Mexico Industrial Fund	5.92%		-	-	99,149	170,000	-	269,149
ProLogis Korea Fund	6.46%	-	-	13,999	28,150	-	-	42,149

		$1,443,395	$3,157,235	$436,948	$1,621,732	$1,185,752	$2,753,027	$10,598,089

Japan property funds - in total (b)								2,864,343

Principal maturities of third party debt of the property funds combined								$13,462,432

 Principal maturities of third party debt for the property funds combined - as of December 31, 2008
 Line of credit information for each property fund, as applicable - as of December 31, 2008

	Total	Debt	Remaining
	Commitment	Balance	Capacity
ProLogis European Properties (c)	$1,315,440	$816,854	498,586
ProLogis European Properties Fund II (c)	1,461,600	1,383,913	77,687
ProLogis North American Industrial Fund	250,000	26,600	223,400

	$3,027,040	$2,227,367	$799,673

(a)	The amounts due in 2009 for these two funds are payable to our fund partner.

(b)	See note 1 to Section II in Appendix A for further information.

(c)	These lines of credit are denominated in euro and British pound. Amounts are shown in US dollar using the exchange rate as of December 31, 2008.
Section VI - Debt and Other
Page 6.3

Fourth Quarter 2008
Debt and Other - ProLogis Debt Covenant Ratios

 Credit Facilities

		Actual
	Required	Compliance at
Financial Covenant	Compliance	12/31/08

Minimum Net Worth	> $4.7 billion	$8.0 billion
Fixed Charge Coverage Ratio (a)	> 1.75	2.21
Unencumbered Debt Service Coverage Ratio	> 1.75	3.20
Maximum Consolidated Leverage to Total Asset Value (a)	< 60%	55%
Restricted Investment Test Limiting Non-Industrial Investments (a)	< 25%	14%
Maximum Secured Debt to Total Asset Value (a)	< 25%	16%
Permitted Distributions	(b)	in compliance

(a)	As specified under the credit agreements, compliance with certain of these financial covenants requires the inclusion of our consolidated amounts and our proportionate share of our unconsolidated investees.

(b)	As measured on a calendar year basis, we are permitted to distribute the greater of 95% of FFO or the amount required to maintain our REIT status. In 2008, our common share dividend of $2.07 per share was equal to 57% of current year FFO, excluding significant non-cash items. Our 2008 tax return will be finalized in September 2009, at which time we believe the amounts distributed in 2008 will be sufficient to meet our REIT distribution requirements.
 Senior Notes

			Second		Seventh
	Original Indenture		Supplemental Indenture		Supplemental Indenture
		Actual		Actual		Actual
	Required	Compliance at	Required	Compliance at	Required	Compliance at
Financial Covenant	Compliance	12/31/08	Compliance	12/31/08	Compliance	12/31/08

Outstanding Indebtedness to Adjusted Total Assets	< 60%	57%	< 65%	49%	< 65%	52%
Fixed Charge Coverage Ratio	> 1.5	3.3	> 1.5	3.2	> 1.5	2.6
Unencumbered Assets Ratio to Unsecured Debt	> 1.5	2.2	> 1.25	2.0	> 1.25	1.9
Maximum Secured Debt to Adjusted Total Assets (c)	< 40%	24%	< 40%	4%	< 40%	4%

(c)	Under the Original Indenture, only the securities issued under the Indenture are considered unsecured debt and substantially all of our other senior debt, including our Credit Facilities, are considered secured debt for purposes of covenant calculations. Under the second and seventh supplemental indentures, for purposes of the covenant calculations, we include all of our senior debt, including our Credit Facilities, as unsecured debt.
See Definitions in Appendix B.
Section VI - Debt and Other
Page 6.4

Fourth Quarter 2008
Debt and Other - Components of Net Asset Value for ProLogis (1)

(in thousands, except for percentages)
 Income Items

	Fourth		ProLogis’
	Quarter 2008		Weighted Average		Pro Rata
	Pro Forma		Ownership		Annualized
	NOI (2)		Interest		Pro Forma NOI

Operating properties (2)	$191,707	x	100.0%	x 4	$766,828

Investment Management segment - North America funds (2)	$170,642	x	28.6%	x 4	$195,201

Investment Management segment - Korea Fund (2)	$2,399	x	20.0%	x 4	$1,919

Actual
Fourth Quarter
2008
Fee income (includes all property funds)	$34,466
Gains on dispositions of CDFS business assets recognized in FFO	$116,058
Disposition proceeds not recognized in FFO, net of amounts recognized that had been previously deferred (see Page 3.4)	$44,021
Development management and other income	$7,608

Balance Sheet Items - as of December 31, 2008

Investment in and advances to PEPR (based on the published net asset value of the units) (3)	$499,831

Investment in and advances to PEPR (based on the trading price of the units) (3)	$225,096

Investment in and advances to PEPF II (based on the published net asset value of the units) (4)	$539,411

Investment in and advances to Japan property funds (based on binding sales agreement - see note 1 to Section II in Appendix A)	$500,000

Discontinued operations - assets held for sale, net of liabilities	$920,870

Investments in other unconsolidated investees	$312,016

Investments in land and development projects:
Properties under development	$1,163,610
Land held for development	2,481,216

Total investments in land and development projects	$3,644,826

Other assets:
Cash and cash equivalents	$174,636
Deposits, prepaid assets and other tangible assets (5)	744,792
Accounts and notes receivable	244,778
Our share of other tangible assets of the North America and Korea property funds	47,193

Total other assets	$1,211,399

Liabilities and preferred equity:
Total liabilities, excluding discontinued operations	$(12,417,742)
Our share of third party debt of the North America and Korea property funds	(1,581,529)
Our share of other third party liabilities of the North America and Korea property funds	(55,111)

Total liabilities	(14,054,382)
Preferred shares	(350,000)

Total liabilities and preferred equity	$(14,404,382)

See Appendix A for note references
Section VI - Debt and Other
Page 6.5

Fourth Quarter 2008
Notes to Supplemental Information

Notes to Section II- Financial Statements
Please also refer to our annual and quarterly financial statements filed with the Securities and Exchange Commission on Forms 10-K and 10-Q for further information about us and our business. Certain 2007 amounts included in this supplemental information package have been reclassified to conform to the 2008 presentation. Please also read the Definitions included in Appendix B.
Due to recent economic conditions and the resulting changes in our near-term business strategy, we have reorganized our business segments. As a result, as of December 31, 2008, we have two operating segments- Direct Owned and Investment Management, and we no longer include any assets in the CDFS Business segment. We have continued to present the results of operations of our CDFS Business segment separately. This supplemental package presents certain information separately based on our segments.
Our direct owned segment represents the direct, long-term ownership of industrial properties. Our investment strategy in this segment focuses primarily on the ownership and leasing of industrial properties in key distribution markets. We consider these properties to be our Core Portfolio. Also included in this segment are operating properties we developed with the intent to contribute the properties to an unconsolidated property fund that we previously referred to as our “CDFS Pipeline”, and we now refer to as our Completed Development Portfolio. Due to the current economic conditions, there is uncertainty regarding future contributions to the property funds. We may contribute either Core or Development properties to the property funds or sell them to third parties. If we contribute or sell Development properties in the future, we expect to recognize FFO to the extent the proceeds received exceed our original investment (i.e. prior to depreciation). In addition, we have industrial properties that are currently under development (also included in our Development Portfolio) and land available for development that is part of this segment as well. The investment management segment represents the investment management of unconsolidated property funds and joint ventures and the properties they own.
(1)	On December 23, 2008, we announced the signing of a binding agreement to sell our operations in China and our property fund interests in Japan, to affiliates of GIC Real Estate (GIC RE), the real estate investment arm of the Government of Singapore Investment Corporation, for total cash consideration of $1.3 billion.

Of the total cash consideration, $800 million was related to the China operations. The sale of operations in China includes all our assets and liabilities, including real estate, investments in joint ventures and a property fund, as well as the assumption of all liabilities. The total consideration will be adjusted for development funding we made for the China operations after November 1, 2008 and through the date of closing. In accordance with Statement of Financial Accounting Standards (“SFAS”) 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144”), we have classified all of the assets and liabilities associated with our China operations as Assets and Liabilities Held for Sale in our accompanying Consolidated Balance Sheet as of December 31, 2008. Based on the carrying values of these assets and liabilities, as compared with the estimated sales proceeds less costs to sell, we recognized an impairment of $198.2 million that is included in Discontinued Operations in the fourth quarter of 2008. In addition, the results of our China operations are presented as discontinued operations in our accompanying Consolidated Statements of Operations for all periods. As we include discontinued operations in our calculations of FFO, the results of our China operations are included in the appropriate line items for our Consolidated Statements of FFO and in certain other disclosures in this Supplemental Package. See Page 2.6 for a summary of the items related to China that are classified as Held for Sale and the results of operations that are included in Discontinued Operations. The 2008 operating information presented throughout this report does not include China.

The sale closed on February 9, 2009 and the funding will occur in two phases; we received $500 million upon closing and the remaining $800 million will be funded upon completion of year-end audits of certain entities, which the company expects to provide as soon as possible, but no later than early in the second quarter. While the impairment charge of $198.2 million associated with the sale of our China operations is included in 2008, the gain of approximately $140 million associated with the sale of our property fund interests in Japan will be recognized in 2009.

In addition, we have entered into an agreement to sell one property in Japan to GIC RE. This property has been classified as Held for Sale in our accompanying Consolidated Balance Sheet as of December 31, 2008, and its operations have been included in Discontinued Operations for all periods presented in our accompanying Consolidated Statements of Operations. See note 11 for more information on this and other properties classified as discontinued operations.
(2)	In our Consolidated Statements of Operations, rental income includes the following (in thousands):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007

Rental income	$175,644	$188,663	$736,765	$791,100
Rental expense recoveries	53,923	54,799	231,809	217,022
Straight-lined rents	9,540	10,336	33,919	44,097

	$239,107	$253,798	$1,002,493	$1,052,219

(3)	As we have previously announced in the fourth quarter of 2008, in response to the difficult economic climate, we initiated G&A expense reductions with a near-term target of a 20 to 25% reduction. These initiatives include a Reduction in Workforce (“RIF”) and reductions to other expenses. In December, we implemented a RIF program with a total cost of the program of $26.4 million, included in our Statements of FFO, which includes $3.3 million for China that is presented as discontinued operations in our Statements of Operations. In addition, we have implemented various cost savings measures in an effort to reduce G&A. We may incur RIF charges in 2009 for additional employees identified due to our change in business strategy.
Appendix A
Page - 1 -

Fourth Quarter 2008
Notes to Supplemental Information

Notes to Section II- Financial Statements (continued)
(4)	The global financial markets have undergone pervasive and fundamental disruptions. The credit crisis, and the impact to us, worsened during the fourth quarter of 2008. As a result of these significant adverse changes in market conditions, we reviewed our assets for potential impairment under the appropriate accounting literature and considering current market conditions, as well as our intent with regard to owning or disposing of the asset. In connection with that review, in the fourth quarter of 2008, we recorded the following impairment charges (in millions):

Included in “Impairment of Real Estate Properties”:
Land Held for Development	$194.2
Completed Development Properties	34.8
Other Real Estate Investments	45.7

Total Impairment of Real Estate Properties	274.7

Total Impairment of Goodwill and Other Assets	320.6

Total direct owned impairment charges included in continuing operations	$595.3

(5)	As of September 30, 2008, we had classified a group of properties that we had developed or acquired with the intent to contribute to a property fund or sell to a third party as our “CDFS Pipeline”. Our policy is to not depreciate these properties during the period from completion until their contribution provided they meet certain criteria. With the reorganization of our business segments and the uncertainty as to when, or if, these properties will be contributed, in the fourth quarter we recorded an adjustment of $30.9 million to depreciate these buildings from the date of stabilization through December 31, 2008.

(6)	In December 2008, we purchased units in ProLogis European Properties Fund II (“PEPF II”) from ProLogis European Properties (“PEPR”) that represented an approximate 20% interest in PEPF II for €43 million ($61.1 million). The units were purchased at a discount to net asset value due to PEPR’s current financial situation. As a result of this transaction and contributions made in December, as of December 31, 2008, we own a 34.3% direct interest in PEPF II and have assumed €348 million of PEPR’s future equity commitments related to these units. PEPR owns a 10.4% interest in PEPF II and as a result of our ownership in PEPR, we own an additional 2.6% of PEPF II indirectly (combined direct and indirect ownership in PEPF II at December 31, 2008 was 36.9%).

In January 2009, PEPR received offers for their remaining 10.4% interest in PEPF II for €10.5 million. As a result of the sale of its PEPF II units to us and the impairment of their remaining ownership (based on offers received), PEPR recognized a total loss of €310.9 million in the fourth quarter of 2008. Our share of this loss, reflected as FFO/Earnings (Loss) from Unconsolidated Property Funds in our consolidated financial statements, was $108.2 million.

In connection with our purchase of PEPR’s interest in PEPF II, PEPR has a 12-month option to repurchase the 20% interest from us at our cost per unit (including any capital contributions we have made related to these units).

See also Pages 4.3 and 4.4, and the notes thereto, for detailed information on the property funds that impacts our reported proportionate share of earnings (loss) and FFO from the property funds.

(7)	The following table presents the components of interest expense as reflected in our Consolidated Statements of Operations (in thousands):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007

Gross interest expense	$117,114	$119,351	$477,933	$487,410
Amortization of discount (premium), net	891	(984)	(702)	(7,797)
Amortization of deferred loan costs	3,619	2,728	12,759	10,555

Interest expense before capitalization	121,624	121,095	489,990	490,168
Less: capitalized amounts	32,887	40,008	148,685	121,656

Net interest expense	$88,737	$81,087	$341,305	$368,512

In May 2008, the Financial Accounting Standards Board issued Staff Position No. APB 14-1 “Accounting for Convertible Debt Instruments that May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement)” that requires separate accounting for the debt and equity components of convertible debt. The value assigned to the debt component is the estimated fair value of a similar bond without the conversion feature, which would result in the debt being recorded at a discount. The resulting debt discount would be amortized over the expected period outstanding (i.e., through the first optional redemption date) as additional non-cash interest
Appendix A
Page - 2 -

Fourth Quarter 2008
Notes to Supplemental Information

Notes to Section II- Financial Statements (continued)
expense. The effective date of the change is January 1, 2009 with the application of the new accounting applied retrospectively to both new and existing convertible instruments, including the notes issued in 2007 and 2008. As a result of the new accounting, beginning in 2009, we will recognize additional non-cash interest expense of between $73 million and $83 million per annum, prior to the capitalization of interest due to our development activities. Prior periods will be restated for the partial year impact.

(8)	During the fourth quarter of 2008, we began a tender offer to purchase certain of our unsecured senior notes. We completed the tender offer in December 2008 by purchasing $309.7 million principal amount of 5.25 percent unsecured notes due November 15, 2010 for $216.8 million. We utilized cash on hand and borrowings under our global lines of credit to fund the tender offer. This represents approximately 62 percent of the principal amount of this series of notes outstanding prior to the tender offer. In connection with this transaction, we recognized a gain of $90.7 million that is reported as “Gain on Early Extinguishment of Debt” in our Consolidated Statements of Operations and FFO.

(9)	During 2008, we contributed one non-CDFS property to the ProLogis Mexico Industrial Fund and one non-CDFS property to the North American Industrial Fund. During 2007, we contributed 66 non-CDFS properties to ProLogis North American Industrial Fund and 11 non-CDFS properties to ProLogis Mexico Industrial Fund. The gains related to the dispositions of non-CDFS properties were included in earnings but not included in our calculation of FFO.

(10)	During the fourth quarter of 2008, we recognized net foreign currency exchange losses related to the remeasurement of inter-company loans between the U.S. and our consolidated subsidiaries in Japan and Europe due to the fluctuations in the exchange rates of U.S. dollars to both the yen and the euro between September 30, 2008 and December 31, 2008. These losses are not included in our calculation of FFO.

(11)	The operations of the properties held for sale or disposed of to third parties and the aggregate net gains recognized upon their disposition are presented as discontinued operations in our Consolidated Statements of Operations for all periods presented, unless the property was developed under a pre-sale agreement. During 2008, we disposed of 15 properties to third parties, six of which were CDFS properties, as well as land subject to a ground lease. During 2007, we disposed of 80 properties to third parties, five of which were CDFS properties, as well as land subject to ground leases. We had two properties classified as held for sale on our Consolidated Balance Sheet, as of December 31, 2007, which were sold during the first quarter of 2008. See also note 1 above for a discussion of the China operations and one property in Japan that are classified as held for sale at December 31, 2008.

The income (loss) attributable to these properties (excluding the results of our China operations, which are detailed on page 2.6) are as follows (in thousands):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
Rental income	$997	$1,753	$2,330	$14,384
Rental expenses	124	(661)	(1,208)	(5,080)
Depreciation and amortization	(39)	(519)	(1,988)	(4,405)

Income (loss) attributable to disposed properties	$1,082	$573	$(866)	$4,899

For purposes of our Consolidated Statements of FFO, we do not segregate discontinued operations. In addition, we include the disposition proceeds and the cost of dispositions for all CDFS properties disposed of during the period in the calculation of FFO, including those classified as discontinued operations.

(12)	In connection with purchase accounting, we record all of the acquired assets and liabilities at the estimated fair values at the date of acquisition. For our taxable subsidiaries, we generally recognize the deferred tax liabilities that represent the tax effect of the difference between the tax basis carried over and the fair values of these assets at the date of acquisition. As taxable income is generated in these subsidiaries, we recognize a deferred tax benefit in earnings as a result of the reversal of the deferred tax liability previously recorded at the acquisition date and we record current income tax expense representing the entire current income tax liability. In our calculation of FFO, we only include the current income tax expense to the extent the associated income is recognized for financial reporting purposes.
Appendix A
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Fourth Quarter 2008
Notes to Supplemental Information

Notes to Section IV- Investment Management
(1)	The European funds include PEPR and PEPF II. We contributed 110 properties to PEPF II during 2008. During December 2008, we bought a 20% investment interest in PEPF II from PEPR. See note 6 to Section II for additional information.

(2)	Included in North American funds are 12 property funds. We contributed 17 properties to ProLogis Mexico Industrial Fund and 41 properties to ProLogis North American Industrial Fund during 2008.

(3)	The Asian funds include all of our Japan property funds, ProLogis Korea Fund and ProLogis China Fund. In December 2008, we entered into a binding agreement to sell our interests in the Japan property funds and our operations in China. As such, all of our China operations (including the China fund) have been classified as held for sale as of December 31, 2008, and are included in discontinued operations (see note 1 to Section II for additional information) in our Consolidated Statement of Operations. As discontinued operations are included in our definition of FFO, we have included the China fund’s activity through FFO.

During 2008, we contributed 10 properties to ProLogis Japan Properties Fund II and one property to ProLogis Korea Fund.

(4)	See note 6 to Section II for more information related to the loss recognized by PEPR related to the sale of its 20% interest in PEPF II to us in December 2008 and impairment of its remaining investment of PEPF II.

(5)	In 2007, certain property funds in North America issued short-term bridge financing to finance their acquisitions of properties from us and third parties and entered into interest rate swap contracts that were designated as cash flow hedges to mitigate the volatility in interest rates. Based on the anticipated refinancing of the bridge financings with long-term debt issuances, certain of these derivative contracts no longer met the requirements for hedge accounting during 2008 and, therefore, the change in the fair value of these contracts were recorded through earnings, along with the gain or loss on settlement of the contracts. When the contracts are settled, the realized gain or loss is included in our calculation of FFO.

In Japan, the property funds may enter into swap contracts that fix the interest rate of their variable rate debt. As these contracts did not qualify for hedge accounting, any change in value of these contracts is recognized as an unrealized gain or loss on remeasurement. These contracts have no cash settlement at the end of the contract, and therefore, no impact on FFO.

(6)	The total average ownership is weighted based on each entity’s contribution to total FFO for the period presented.

(7)	In addition to the property and asset management fees earned by us and expensed by the property funds, we earn other fees for leasing, development and other activities performed on behalf of the property funds. Certain of these fees are capitalized by the property funds (primarily leasing and development fees). We defer an amount of the leasing and development fees we earn in an amount proportionate to our ownership interest in the property fund. The deferred fees are recognized in income in future periods by reducing depreciation expense (related to the capitalized fees) when we recognize our share of the earnings or losses of the property fund under the equity method- see note 8 below.

(8)	These are adjustments to the amounts that we recognize under the equity method that are necessary to adjust for differences between our investment and the property fund’s basis in certain items, primarily arising due to deferred proceeds and fees that were not recognized when earned by us due to our ownership interest in the property fund. For FFO and EBITDA, deferred fees and proceeds are only recognized when the underlying asset is sold to a third party by the property fund.
Appendix A
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Fourth Quarter 2008
Notes to Supplemental Information

Notes to Section VI - Debt and Other
(1)	The components of Net Asset Value provided on Page 6.5 do not consider the potential growth in rental and fee income streams or the franchise value associated with our global operating platform.

(2)	A reconciliation of rental income and rental expenses computed under GAAP to pro forma net operating income (NOI) for purposes of the Net Asset Value calculation for us and the property funds, excluding PEPR and PEPF II, for the three months ended December 31, 2008 is as follows (amounts in thousands). PEPR has publicly traded units and both PEPR and PEPF II are subject to valuations under International Financial Reporting Standards (IFRS) and, therefore, separate calculations using pro forma NOI are not necessary (see comments 3 and 4 below).

			ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis
		ProLogis	N.A.	N.A.	N.A.	N.A.	N.A.	N.A.	Mexico	ProLogis
(in thousands, except percentages and per unit)		California	Properties	Properties	Properties	Industrial	Industrial	Industrial	Industrial	Korea
	ProLogis	LLC	Fund I	Funds VI - X	Fund XI	Fund	Fund II	Fund III	Fund	Fund

ProLogis’ ownership interest as of 12/31/08	100.0%	50.0%	41.3%	20.0%	20.0%	23.1%	36.9%	20.0%	24.2%	20.0%
Calculation of pro forma NOI (a):
Rental income	$239,107	$22,289	$11,046	$30,810	$4,615	$59,264	$40,528	$31,140	$13,591	$2,536
Straight-lined rents and amortization of lease intangibles (b)	(9,570)	210	(317)	(307)	57	(183)	(947)	(859)	(594)	(254)
Net termination fees and adjustments (c)	(692)	(56)	(229)	(1)	-	(227)	81	(24)	-	-

Adjusted rental income	228,845	22,443	10,500	30,502	4,672	58,854	39,662	30,257	12,997	2,282

Rental expenses	(73,236)	(4,338)	(2,102)	(7,540)	(1,232)	(14,880)	(8,200)	(5,638)	(1,732)	(96)
Certain fees paid to ProLogis (d)	-	161	107	290	49	609	394	304	74	-

Adjusted rental expenses	(73,236)	(4,177)	(1,995)	(7,250)	(1,183)	(14,271)	(7,806)	(5,334)	(1,658)	(96)

Adjusted NOI	155,609	18,266	8,505	23,252	3,489	44,583	31,856	24,923	11,339	2,186
Other adjustments (e) (f)	36,098	-	-	-	-	3,865	-	-	564	213

Pro forma NOI	$191,707	$18,266	$8,505	$23,252	$3,489	$48,448	$31,856	$24,923	$11,903	$2,399

(a)	Pro forma NOI represents: (i) rental income computed under GAAP for each applicable property, including rental expense recoveries, with certain adjustments (see (b) and (c) below); (ii) less rental expenses computed under GAAP for each applicable property adjusted to exclude certain fees paid to us that have been recognized as rental expenses by the property funds (see (d) below); (iii) as adjusted to reflect CDFS business assets (completed developments and repositioned acquisitions) at a stabilized yield for the entire period (see (e) below); and (iv) as adjusted to present a full period of operations for those properties that were not stabilized for the entire period (see (f) below).

(b)	Straight-lined rents and amortization of above and below market leases are removed from rental income computed under GAAP to allow for the calculation of a cash yield.

(c)	Net termination fees generally represent the gross fee negotiated at the time a customer is allowed to terminate its lease agreement offset by that customer’s rent leveling asset or liability, if any, that has been previously recognized under GAAP. Removing the net termination fees from rental income allows for the calculation of pro forma NOI to include only rental income that is indicative of the property’s recurring operating performance.

(d)	These miscellaneous fees are removed because they represent costs that are specific to the ownership structures of the individual property fund and are not necessarily indicative of expenses that would be incurred under other structures.

(e)	For ProLogis, the NOI generated by completed developments is removed and replaced with NOI that is computed by applying each property’s projected yield at the time the property was developed to the gross book basis of the property at December 31, 2008. NOI excludes discontinued operations, which relates to properties sold to third parties.

(f)	NOI is adjusted to reflect a full period of operations for properties that were acquired during the three-month period and to remove the NOI for properties disposed of during the three-month period.
(3)	At December 31, 2008, the Net Asset Value of our equity investment in PEPR was as follows (in thousands, except per unit amounts):

Number of equity units held by ProLogis on December 31, 2008	47,454	Number of equity units held by ProLogis on December 31, 2008	47,454
Net asset value per unit at December 31, 2008, in euros (a)	€7.37	Price per unit at December 31, 2008, in euros (b)	€3.21

Total in euros	€349,736	Total in euros	€152,327
Euro to U.S. dollar exchange rate at December 31, 2008	1.3917	Euro to U.S. dollar exchange rate at December 31, 2008	1.3917

Total in U.S. dollars	$486,728	Total in U.S. dollars	$211,993
Net amounts owed to ProLogis	13,103	Net amounts owed to ProLogis	13,103

Total Net Asset Value at December 31, 2008	$499,831	Total Net Asset Value at December 31, 2008	$225,096

(a)	Based on PEPR’s IFRS net asset value per unit as of December 31, 2008.

(b)	Based on the closing price of PEPR units on the Euronext Amsterdam stock exchange.

(4)	At December 31, 2008, the Net Asset Value of our equity investment in PEPF II was as follows (in thousands, except per unit amounts):

Number of equity units held by ProLogis on December 31, 2008 (a)	55,202
Net asset value per unit at December 31, 2008, in euros (b)	€6.90

Total in euros	€380,894
Euro to U.S. dollar exchange rate at December 31, 2008	1.3917

Total in U.S. dollars	$530,090
Net amounts owed to ProLogis	9,321

Total Net Asset Value at December 31, 2008	$539,411

(a)	This includes only our direct investment in PEPF II. In addition, we have an additional ownership interest of 2.6% through our ownership in PEPR that owns 10.4% of PEPF II. Our indirect ownership is included in the value of PEPR above.

(b)	Based on PEPF II’s IFRS net asset value per unit as of December 31, 2008.
(5)	These items are reflected in our Consolidated Balance Sheets as components of “Other Assets” and “Investments in Real Estate Assets - Other Investments”.
Appendix A
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Fourth Quarter 2008
Definitions

Completed Development Portfolio – Includes industrial operating properties we developed with the intent to contribute the properties to an unconsolidated property fund, which we previously included in our “CDFS Pipeline”. These properties are now part of our Direct Owned Segment.
Core Portfolio – Includes industrial operating properties that we own directly, excluding the Completed Development Portfolio.
Debt Covenants –
Credit Facilities – We have two credit facilities with aggregate borrowing capacity of $4.4 billion and outstanding borrowings of $3.2 billion as of December 31, 2008. This includes our Global Line, where a syndicate of banks allows us to draw funds in U.S. dollar, euro, Japanese yen, British pound sterling, South Korean won and Canadian dollar. This also includes a multi-currency credit facility that allows us to borrow in U.S. dollar, euro, Japanese yen, and British pound sterling. The total commitments under our credit facilities fluctuate in U.S. dollars based on the underlying currencies.
These credit facilities have very similar terms, including identical financial covenants that are calculated based on the definitions contained within the agreements and may be different than similar terms in our Consolidated Financial Statements as provided in our Forms 10-K and 10-Q or with the covenants related to our Senior Notes. Compliance with certain of these financial covenants requires the inclusion of our consolidated amounts and our proportionate share of our unconsolidated investees. As of December 31, 2008, we were in compliance with all of our debt covenants under these agreements.
Senior Notes – We have approximately $6.7 billion of senior unsecured notes outstanding as of December 31, 2008, that have been issued under the 1995 indenture (“Original Indenture”) or supplemental indentures. We refer to the Original Indenture, as amended by supplemental indentures, collectively as the “Indenture”. These notes are subject to certain financial covenants, other than the convertible senior notes that, although issued under the Indenture, are not subject to financial covenants. In November 2005, in connection with the issuance of senior notes, we modified certain financial and operating covenants under the Indenture. Also, in May 2008, in connection with an additional issuance of senior notes, we further modified certain financial and operating covenants under the Indenture.
All notes issued under the Indenture are currently subject to the Original Indenture covenants until all senior notes outstanding prior to November 2, 2005 are repaid. At that time, any senior notes issued on or after November 2, 2005 and before May 7, 2008 will be subject to the covenants as modified in November 2005 under the Second Supplemental Indenture (and such notes are also currently subject to such modified covenants), and any senior notes issued on or after May 7, 2008 will be subject to the covenants as modified in May 2008 under the Seventh Supplemental Indenture (and such notes are also currently subject to such modified covenants).
The covenants are calculated based on the definitions as defined within the Indenture and may be different than similar terms in our Consolidated Financial Statements as provided in our Forms 10-K and 10-Q or with the covenants under our credit facilities above. As of December 31, 2008, we were in compliance with all debt covenants.
FFO, FFO including significant non-cash items, FFO excluding significant non-cash items (collectively referred to as “FFO”) – FFO is a non-GAAP measure that is commonly used in the real estate industry. The most directly comparable GAAP measure to FFO is net earnings. Although NAREIT has published a definition of FFO, modifications to the NAREIT calculation of FFO are common among REITs, as companies seek to provide financial measures that meaningfully reflect their business. FFO, as we define it, is presented as a supplemental financial measure. We do not use FFO as, nor should it be considered to be, an alternative to net earnings computed under GAAP as an indicator of our operating performance or as an alternative to cash from operating activities computed under GAAP as an indicator of our ability to fund our cash needs.
FFO is not meant to represent a comprehensive system of financial reporting and does not present, nor do we intend it to present, a complete picture of our financial condition and operating performance. We believe net earnings computed under GAAP remains the primary measure of performance and that FFO is only meaningful when it is used in conjunction with net earnings computed under GAAP. Further, we believe our consolidated financial statements, prepared in accordance with GAAP, provide the most meaningful picture of our financial condition and our operating performance.
NAREIT’s FFO measure adjusts net earnings computed under GAAP to exclude historical cost depreciation and gains and losses from the sales of previously depreciated properties. We agree that these two NAREIT adjustments are useful to investors for the following reasons:
(a) historical cost accounting for real estate assets in accordance with GAAP assumes, through depreciation charges, that the value of real estate assets diminishes predictably over time. NAREIT stated in its White Paper on FFO “since real estate asset values have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.” Consequently, NAREIT’s definition of FFO reflects the fact that real estate, as an asset class, generally appreciates over time and depreciation charges required by GAAP do not reflect the underlying economic realities.
(b) REITs were created as a legal form of organization in order to encourage public ownership of real estate as an asset class through investment in firms that were in the business of long-term ownership and management of real estate. The exclusion, in NAREIT’s definition of FFO, of gains and losses from the sales of previously depreciated operating real estate assets allows investors and analysts to readily identify the operating results of the long-term assets that form the core of a REIT’s activity and assists in comparing those operating results between periods. We include the gains and losses from dispositions of land, development properties and properties
Appendix B
Page - 1 -

Fourth Quarter 2008
Definitions

acquired in our CDFS business segment, as well as our proportionate share of the gains and losses from dispositions recognized by the property funds, in our definition of FFO.
At the same time that NAREIT created and defined its FFO concept for the REIT industry, it also recognized that “management of each of its member companies has the responsibility and authority to publish financial information that it regards as useful to the financial community.” We believe financial analysts, potential investors and shareholders who review our operating results are best served by a defined FFO measure that includes other adjustments to net earnings computed under GAAP in addition to those included in the NAREIT defined measure of FFO.
Our defined FFO, including significant non- cash items, measure excludes the following items from net earnings computed under GAAP that are not excluded in the NAREIT defined FFO measure:
(i)	deferred income tax benefits and deferred income tax expenses recognized by our subsidiaries;

(ii)	current income tax expense related to acquired tax liabilities that were recorded as deferred tax liabilities in an acquisition, to the extent the expense is offset with a deferred income tax benefit in GAAP earnings that is excluded from our defined FFO measure;

(iii)	certain foreign currency exchange gains and losses resulting from certain debt transactions between us and our foreign consolidated subsidiaries and our foreign unconsolidated investees;

(iv)	foreign currency exchange gains and losses from the remeasurement (based on current foreign currency exchange rates) of certain third party debt of our foreign consolidated subsidiaries and our foreign unconsolidated investees; and

(v)	mark-to-market adjustments associated with derivative financial instruments utilized to manage foreign currency and interest rate risks.
FFO, including significant non- cash items, of our unconsolidated investees is calculated on the same basis.
In addition, we present FFO excluding significant non-cash items. In order to derive FFO excluding significant non- cash items, we add back certain charges or subtract certain gains. The items that were currently excluded were impairment charges that we incurred directly or through our investment in unconsolidated investees, as well as a gain from the early extinguishment of debt. The impairment charges were related to certain of our real estate properties (including land), goodwill and other assets and our China operations that were sold in February 2009. These items are a reflection of decreases in current values driven by increases in current estimated capitalization rates and other declines in market conditions. We believe it is meaningful to remove the effects of significant non-cash items to more appropriately present our results on a comparative basis.
The items that we exclude from net earnings computed under GAAP, while not infrequent or unusual, are subject to significant fluctuations from period to period that cause both positive and negative effects on our results of operations, in inconsistent and unpredictable directions. Most importantly, the economics underlying the items that we exclude from net earnings computed under GAAP are not the primary drivers in management’s decision-making process and capital investment decisions. Period to period fluctuations in these items can be driven by accounting for short-term factors that are not relevant to long-term investment decisions, long-term capital structures or long-term tax planning and tax structuring decisions. Accordingly, we believe investors are best served if the information that is made available to them allows them to align their analysis and evaluation of our operating results along the same lines that our management uses in planning and executing our business strategy.
Real estate is a capital-intensive business. Investors’ analyses of the performance of real estate companies tend to be centered on understanding the asset value created by real estate investment decisions and understanding current operating returns that are being generated by those same investment decisions. The adjustments to net earnings computed under GAAP that are included in arriving at our FFO measures are helpful to management in making real estate investment decisions and evaluating our current operating performance. We believe these adjustments are also helpful to industry analysts, potential investors and shareholders in their understanding and evaluation of our performance on the key measures of net asset value and current operating returns generated on real estate investments.
While we believe our defined FFO measures are important supplemental measures, neither NAREIT’s nor our measures of FFO should be used alone because they exclude significant economic components of net earnings computed under GAAP and are, therefore, limited as an analytical tool. Some of these limitations are:
•	The current income tax expenses that are excluded from our defined FFO measures represent the taxes that will be payable.

•	Depreciation and amortization of real estate assets are economic costs that are excluded from FFO. FFO is limited, as it does not reflect the cash requirements that may be necessary for future replacements of the real estate assets. Further, the amortization of capital expenditures and leasing costs necessary to maintain the operating performance of industrial properties are not reflected in FFO.

•	Gains or losses from property dispositions represent changes in the value of the disposed properties. By excluding these gains and losses, FFO does not capture realized changes in the value of disposed properties arising from changes in market conditions.

•	The deferred income tax benefits and expenses that are excluded from our defined FFO measures result from the creation of a deferred income tax asset or liability that may have to be settled at some future point. Our defined FFO measures do not currently reflect any income or expense that may result from such settlement.

•	The foreign currency exchange gains and losses that are excluded from our defined FFO measures are generally recognized based on movements in foreign currency exchange rates through a specific point in time. The ultimate settlement of our foreign
Appendix B
Page - 2 -

Fourth Quarter 2008
Definitions

currency-denominated net assets is indefinite as to timing and amount. Our FFO measures are limited in that they do not reflect the current period changes in these net assets that result from periodic foreign currency exchange rate movements.
•	The non-cash impairment charges that we exclude from our FFO, excluding significant non-cash items, measure may be realized in the future upon the ultimate disposition of the related real estate properties or other assets.
We compensate for these limitations by using the FFO measures only in conjunction with net earnings computed under GAAP. To further compensate, we reconcile our defined FFO measures to net earnings computed under GAAP in our financial reports. Additionally, we provide investors with (i) our complete financial statements prepared under GAAP; (ii) our definition of FFO, which includes a discussion of the limitations of using our non-GAAP measure; and (iii) a reconciliation of our GAAP measure (net earnings) to our non-GAAP measure (FFO, as we define it), so that investors can appropriately incorporate this measure and its limitations into their analyses.
Net Asset Value – We consider Net Asset Value to be a useful tool to estimate the fair value of common shareholder equity. The assessment of the fair value of a particular segment of our business is subjective in that it involves estimates and can be performed using various methods. Therefore, in this Supplemental Report, we have presented the financial results and investments related to our business segments that we believe are important in calculating our Net Asset Value but have not presented any specific methodology nor provided any guidance on the assumptions or estimates that should be used in the calculation.
Operating Segments:
Direct Owned Segment – represents the direct long-term ownership of industrial properties, including development of properties.
Investment Management Segment – represents the investment management of unconsolidated property funds and joint ventures and the properties they own.
CDFS Business Segment – represents the development or acquisition of properties for contribution to an unconsolidated property fund in which we have an equity interest and manage. Due to recent economic conditions and the resulting changes in our near-term business strategy, we have reorganized our business segments. As a result, as of December 31, 2008, we no longer have any assets remaining in the CDFS Business segment. We have continued to present the results of operations of our CDFS Business segment separately in this report.
Same Store – We evaluate the operating performance of the operating properties we own and manage using a “same store” analysis because the population of properties in this analysis is consistent from period to period, thereby eliminating the effects of changes in the composition of the portfolio on performance measures. We include properties owned by us, and properties owned by the property funds industrial joint ventures that are managed by us (referred to as “unconsolidated investees”), in our same store analysis. We have defined the same store portfolio, for the year ended December 31, 2008, as those operating properties that were in operation at January 1, 2007 and have been in operation throughout the full periods in both 2008 and 2007. We have removed all properties that were disposed of to a third party from the population for both periods. We believe the factors that impact rental income, rental expenses and net operating income in the same store portfolio are generally the same as for the total portfolio. In order to derive an appropriate measure of period-to-period operating performance, we remove the effects of foreign currency exchange rate movements by using the current exchange rate to translate from local currency into U.S. dollars, for both periods, to derive the same store results.
Same store rental income – includes the amount of rental expenses that are recovered from customers under the terms of their respective lease agreements. In computing the percentage change in rental income for the same store analysis, rental income is adjusted to remove the net termination fees recognized for each period. Net termination fees generally represent the gross fee negotiated at the time a customer is allowed to terminate its lease agreement offset by the customer’s rent leveling asset that was previously recognized. Removing the net termination fees for the same store calculation allows us to evaluate the growth or decline in each property’s rental income without regard to items that are not indicative of the property’s recurring operating performance. Customer terminations are negotiated under specific circumstances and are not subject to specific provisions or rights allowed under the lease agreements.
Same store rental expense – represent gross property operating expenses. In computing the percentage change in rental expenses for the same store analysis, rental expenses include property management expenses for our direct owned properties based on the property management fee that has been computed as provided in the individual agreements under which our wholly owned management company provides property management services to each property (generally the fee is based on a percentage of revenues).
Same store average leasing – represents the increase in the average leased percentage for all periods presented.
Same store rental rate growth– represents the increase in rental rates, on new leases signed during the period, as compared with the previous rental rates in that same space.
Turnover costs – Represents the square feet and associated costs expected to be incurred i) to prepare a space for a new tenant, except for space that is being leased for the first time (i.e., in a new development property); ii) for a lease renewal with the same tenant; and iii) for space in properties acquired, if the space was vacant at the date of acquisition. The amount provided represents the total turnover costs expected to be incurred on the leases signed during the period and does not represent actual turnover expenditures for the period.
Appendix B
Page - 3 -